                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

    Filed by the Registrant /X/
    Filed by a Party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    /X/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / /  Soliciting Material Pursuant to Section240.14a-11(c) or
         Section240.14a-12

                          TENET HEALTHCARE CORPORATION
-------------------------------------------------------------
                (Name of Registrant as Specified in its Charter)

                                 SCOTT M. BROWN
                          TENET HEALTHCARE CORPORATION
                              2700 COLORADO AVENUE
                         SANTA MONICA, CALIFORNIA 90404
                                 (310) 998-8000
                   (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):

/X/  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(j)(2).
/ / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).
/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.
     1) Title of each class of securities to which transaction applies:
        ------------------------------------------------------------------------
     2) Aggregate number of securities to which transaction applies:
        ------------------------------------------------------------------------
     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:*
        ------------------------------------------------------------------------
     4) Proposed maximum aggregate value of transaction:
        ------------------------------------------------------------------------
        *Set forth the amount on which the filing fee is calculated and state how it was determined.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
     1) Amount Previously Paid:
        ------------------------------------------------------------------------
     2) Form, Schedule or Registration No.:
        ------------------------------------------------------------------------
     3) Filing Party:
        ------------------------------------------------------------------------
     4) Date Filed:
        ------------------------------------------------------------------------

                          TENET HEALTHCARE CORPORATION

                                                                MAILING ADDRESS:
                                                            POST OFFICE BOX 4070
2700 COLORADO AVENUE                         SANTA MONICA, CALIFORNIA 90411-4070
SANTA MONICA, CALIFORNIA 90404                                    (310) 998-8000

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                  TO BE HELD ON WEDNESDAY, SEPTEMBER 27, 1995

August 25, 1995

To our Shareholders:

The Annual Meeting of Shareholders of Tenet Healthcare Corporation (formerly known as National Medical Enterprises, Inc.) (the "Company") will be held on Wednesday, September 27, 1995 at 10:00 a.m., Pacific Daylight Time, in the Arcadia Ballroom, Loews Santa Monica Beach Hotel, 1700 Ocean Avenue, Santa Monica, California, 90401, for the following purposes:

    1.  To elect four directors for terms of three years each;

    2.  To approve the 1995 Stock Incentive Plan;

    3.  To approve the 1995 Employee Stock Purchase Plan;

    4. To ratify the selection of KPMG Peat Marwick LLP as independent auditors for the fiscal year ending May 31, 1996; and

    5.  To transact such other business as properly may come before the meeting.

Only shareholders of record at the close of business on August 14, 1995 (the record date) will be entitled to vote at the meeting and any adjournments thereof.

PLEASE PROMPTLY VOTE, SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD. This will ensure that your shares are voted in accordance with your wishes and that a quorum will be present. You are cordially invited to attend the meeting, and you may vote in person even though you have returned your proxy card.

                                          SCOTT M. BROWN
                                          SECRETARY

                                PROXY STATEMENT

GENERAL INFORMATION
August 25, 1995

    Your proxy is solicited by the Board of Directors (the "Board") of Tenet Healthcare Corporation (formerly known as National Medical Enterprises, Inc.) ("Tenet" or the "Company") for use at the Annual Meeting of Shareholders ("Annual Meeting") to be held on Wednesday, September 27, 1995, and any adjournments thereof, for the purposes set forth in the foregoing Notice of Annual Meeting of Shareholders. This Proxy Statement and the accompanying proxy are being mailed on or about August 29, 1995.

    On March 1, 1995, the Company acquired American Medical Holdings, Inc. ("AMH"). The acquisition was accomplished when a wholly owned subsidiary of the Company merged into AMH (the "Merger"), leaving AMH as a wholly-owned subsidiary of the Company.

    If the proxy is properly executed and returned, the shares it represents will be voted at the meeting in accordance with the instructions noted thereon. If no direction is indicated, the proxy will be voted in accordance with the Board's recommendations as set forth herein. Any shareholder executing a proxy has the power to revoke it at any time before it is voted. Any proxy may be revoked at any time prior to its exercise by filing with the Secretary of the Company a written notice of revocation, by delivering a duly executed proxy bearing a later date or by attending the Annual Meeting and voting in person. The Board knows of no unspecified matters to be voted upon at the Annual Meeting.

    Only shareholders of record at the close of business on August 14, 1995 are entitled to receive notice of and to vote at the Annual Meeting. On August 14, 1995, Tenet had outstanding 200,022,260 shares of common stock, each of which is entitled to one vote. The presence, in person or by proxy, of the holders of a majority of the shares of common stock outstanding on such date is necessary to constitute a quorum at the Annual Meeting. Abstentions (including instructions to withhold authority to vote for one or more nominees) and broker non-votes will be counted for purposes of determining the presence or absence of a quorum, but will not be counted as votes cast except as otherwise provided herein.

    The cost of solicitation of proxies by the Board will be borne by the Company. The Company has engaged Kissel-Blake Inc. ("Kissel-Blake") to assist in the solicitation of proxies for the meeting. The Company will pay Kissel-Blake $14,000 in fees for its services and will reimburse it for its reasonable out-of-pocket expenses. In addition to solicitation by mail and by Kissel-Blake, proxies may be solicited by directors, executive officers and employees of the Company personally or by telephone or telegram. Forms of proxy material also may be distributed through brokers, custodians and other like parties to the beneficial owners of the Company's common stock, and the Company may reimburse such parties for their reasonable out-of-pocket and clerical expenses incurred in connection therewith.

1.  DIRECTORS AND NOMINEES

Jeffrey C. Barbakow
Chairman and Chief Executive Officer
Chairperson of Executive Committee and
Member of Nominating Committee
Age: 51

Mr. Barbakow was elected by the Board to serve as Chief Executive Officer and President of Tenet effective June 1, 1993. Effective July 28, 1993, Mr. Barbakow was elected Chairman of the Board, at which time he relinquished the office of President. Prior to June 1, 1993, Mr. Barbakow served as a Managing Director of Donaldson, Lufkin & Jenrette Securities Corporation, a position he held from September, 1991 through May 31, 1993. From 1988 until 1991, Mr. Barbakow served as Chairman, President and Chief Executive Officer of MGM/UA Communications, Inc. Prior to October 1988, Mr. Barbakow served as a Managing Director of Merrill Lynch Capital Markets and an executive officer of several Merrill Lynch affiliates. In addition, Mr. Barbakow served as a director of MGM Grand, Inc. from November, 1988 through May, 1993. Mr. Barbakow has been a director since 1990. His current term as a director of Tenet expires at the 1997 Annual Meeting.
--------------------------------------------------------------------------------

Michael H. Focht, Sr.
President and Chief Operating Officer
Member of Executive Committee and
Ethics and Quality Assurance Committee
Age: 52

Mr. Focht was elected by the Board to serve as Chief Operating Officer of Tenet effective April 8, 1993, and to serve in the additional position of President effective July 28, 1993. Mr. Focht served as Senior Executive Vice President, Operations, of Tenet from 1991, and President and Chief Executive Officer of Tenet's General Hospital Division from 1986. Mr. Focht joined Tenet in 1978 and has served as a director of the Company since 1990. His current term as a director of Tenet expires at the 1996 Annual Meeting.
--------------------------------------------------------------------------------

Bernice B. Bratter
Director
Member of Executive Committee,
Nominating Committee and Chairperson of
Compensation and Stock Option Committee
Age: 57

Ms. Bratter served as Executive Director of Senior Health and Peer Counseling, a non-profit healthcare organization located in Santa Monica, California from 1980 through her retirement from that position on March 14, 1995. Ms. Bratter currently is lecturing and serving as a consultant in the fields of not-for-profit corporations and healthcare. Ms. Bratter has been a director of Tenet since 1990. Her current term as a director of Tenet expires at the 1996 Annual Meeting.
--------------------------------------------------------------------------------

John T. Casey
Co Vice-Chairman
Age: 49

Mr. Casey was elected a Director by the Board on March 29, 1995. From March 1, 1995 through August 11, 1995, Mr. Casey served as an Executive Vice President of Tenet. Mr. Casey currently is organizing a new healthcare company. Mr. Casey served as President and Chief Operating Officer of AMH and its subsidiary, American Medical International, Inc. ("AMI"), from November 1991 until the Merger and as a director of AMH and AMI from 1992 until the Merger. From March 1990 to November 1991, Mr. Casey was President and Chief Executive Officer of The Samaritan Foundation, the then ninth largest private healthcare system in the United States, and from 1987 to 1990, he was President and Chief Executive Officer of Methodist Health Systems, a regional healthcare system. Mr. Casey's current term as a director of the Company expires at the 1997 Annual Meeting of Shareholders.
--------------------------------------------------------------------------------

Maurice J. DeWald
Director
Member of Executive Committee,
Compensation and Stock Option Committee,
Audit Committee and Chairperson of
Performance Investment Plan Committee
Age: 55

Mr. DeWald is Chairman and Chief Executive Officer of Verity Financial Group, Inc., a private firm that he founded in 1993 that is involved in investment and development projects, and President of DeWald Enterprises, a private investment firm that he founded in 1991. From 1986 until 1990, Mr. DeWald served as Managing Partner of the Los Angeles office of KPMG Peat Marwick LLP. Mr. DeWald also is a director of Dai-Ichi Kangyo Bank of California. Mr. DeWald has been a director since 1991. His current term as a director of Tenet expires at this year's Annual Meeting.
--------------------------------------------------------------------------------

Peter de Wetter
Director
Member of Executive Committee
Age: 75

Mr. de Wetter served as Executive Vice President of Tenet from October, 1979 until his retirement in May, 1989. Mr. de Wetter also serves as a director of The Hillhaven Corporation. Mr. de Wetter has been a director of Tenet since 1977. His current term as a director of Tenet expires at the 1997 Annual Meeting.
--------------------------------------------------------------------------------

Edward Egbert, M.D.
Director
Member of Audit Committee, Nominating Committee and Performance Investment Plan Committee
Age: 70

Dr. Egbert was a physician in private practice until his retirement on January 1, 1994. From 1975 to 1982, Dr. Egbert served on the Governing Board of Sierra Medical Center, a general hospital owned and operated by one of Tenet's subsidiaries. Dr. Egbert has been a director of Tenet since 1975. His current term as a director of Tenet expires at this year's Annual Meeting.
--------------------------------------------------------------------------------

Raymond A. Hay
Director
Member of Audit Committee,
Ethics and Quality Assurance Committee
and Chairperson of Nominating Committee
Age: 67

Mr. Hay has been Chairman and Chief Executive Officer of Aberdeen Associates, a private investment firm, since 1992. Mr. Hay held the same position with Hay-Faulstich & Associates from 1991 through January, 1992, when its operations were assumed by Aberdeen Associates. From 1983 until June 1991, Mr. Hay served as Chairman and Chief Executive Officer of The LTV Corporation which filed a voluntary petition under Chapter 11 of the Federal Bankruptcy Code in 1986. The petition received final approval in June, 1993. Mr. Hay also serves as a director of Maxus Energy Corporation. Mr. Hay has been a director of Tenet since 1985. His current term as a director of Tenet expires at this year's Annual Meeting.
--------------------------------------------------------------------------------

Lester B. Korn
Director
Member of Executive Committee and
Compensation and Stock Option Committee
Age: 59

Mr. Korn has been a director of Tenet since 1993. Mr. Korn is Chairman and Chief Executive Officer of Korn Tuttle Capital Group, a diversified holding company based in Los Angeles, California. Mr. Korn served as the Chairman of Korn/Ferry International, an executive search firm which he founded, from 1969 until May 1991, when he retired and became Chairman Emeritus. During 1987-1988, he served as United States Ambassador to the United Nations Economic and Social Council. Mr. Korn also serves as a director of ConAm Properties, Ltd. His current term as a director of Tenet expires at the 1996 Annual Meeting.
--------------------------------------------------------------------------------

James P. Livingston
Director
Member of Audit Committee,
Ethics and Quality Assurance Committee
and Nominating Committee
Age: 69

Mr. Livingston served as an Executive Vice President of Tenet from 1977 until his retirement in June, 1986. From 1984 until his retirement, Mr. Livingston also served as President and Chief Executive Officer of Tenet's former Health Products and Services Group. Mr. Livingston has been a director of Tenet since 1975. His current term as a director of Tenet expires at the 1997 Annual Meeting.
--------------------------------------------------------------------------------

Robert W. O'Leary
Co Vice-Chairman
Age: 51

Mr. O'Leary was elected a Director by the Board on March 29, 1995. Since March, 1995, Mr. O'Leary also has been Chairman and Chief Executive Officer of American Healthcare Systems, a hospital alliance of over 900 hospitals. Mr. O'Leary also serves as the Chairman of i-STAT Corporation, a company that develops, manufacturers and markets medical diagnostic products for blood analysis. From July 1991 until the Merger, Mr. O'Leary served as Chairman and Chief Executive Officer of AMH and AMI. From 1989 to June 1991, Mr. O'Leary was President and Chief Executive Officer of Voluntary Hospitals of America, Inc., a hospital alliance representing approximately 850 domestic hospitals, and from 1983 to 1989, he was President and Chief Executive Officer of St. Joseph Health System, a multi-hospital, multi-purpose health services organization. Mr. O'Leary's current term as a director of the Company expires at the 1996 Annual Meeting of Shareholders.
--------------------------------------------------------------------------------

Thomas J. Pritzker
Director
Age: 45

Mr. Pritzker was elected a Director by the Board on March 29, 1995. Since 1980, Mr. Pritzker has been the president and a director of the corporation that is the general partner of a limited partnership that is a general partner of the sole general partner of GKH Investments, L.P. (the "Partnership"). The sole general partner of the Partnership, GKH Partners, L.P., acted as a financial advisor to AMH in connection with the Merger. Mr. Pritzker also has served as the Chairman of Healthcare COMPARE Corp., a firm involved in providing medical review and cost management services to various types of healthcare payor groups, since 1990, and President of Hyatt Corporation, a diversified company primarily engaged in real estate and hotel management activities, since 1979. Mr. Pritzker's current term as a director of the Company expires at this year's Annual Meeting of Shareholders.
--------------------------------------------------------------------------------

Richard S. Schweiker
Director
Chairperson of Audit Committee and
Chairperson of Ethics and Quality Assurance Committee
Age: 69

Mr. Schweiker served as president of the American Council of Life Insurance from 1983 until his retirement on December 31, 1994. Mr. Schweiker also serves as a director of Univax Biologics, Inc. and LabOne, Inc. Mr. Schweiker has been a director of Tenet since 1984. From 1981 to 1983, Mr. Schweiker served as Secretary of Health and Human Services. His current term as a director of Tenet expires at the 1997 Annual Meeting.
--------------------------------------------------------------------------------

DIRECTORS BY CLASS

Class 1 (term expires at the 1995 Annual Meeting of Shareholders)

      Maurice J. DeWald
      Edward Egbert, M.D.
      Raymond A. Hay
      Thomas J. Pritzker

Class 2 (term expires at the 1996 Annual Meeting of Shareholders)

      Bernice B. Bratter
      Michael H. Focht, Sr.
      Lester B. Korn
      Robert W. O'Leary

Class 3 (term expires at the 1997 Annual Meeting of Shareholders)

      Jeffrey C. Barbakow
      John T. Casey
      Peter de Wetter
      James P. Livingston
      Richard S. Schweiker

NOMINEES AND VOTING

    In connection with the Merger, the size of the Board was increased from 10 to 13 directors on March 1, 1995. On March 29, 1995, the Board elected Messrs. Casey, O'Leary and Pritzker to the Board. On July 25, 1995, the Nominating Committee met and recommended for nomination by the Board each of Messrs. DeWald, Egbert, Hay and Pritzker to serve a three-year term as a director until the 1998 Annual Meeting. After considering the Nominating Committee's actions, the Board met on July 26, 1995, and nominated the directors recommended by the Nominating Committee.

    Directors are divided into three classes and serve for three-year overlapping terms. Following the election of the four Class 1 directors at this year's Annual Meeting, there will be four Class 1 directors, four Class 2 directors and five Class 3 directors. The terms of the other directors do not expire until 1996 or 1997. Directors are to be elected by a majority of the votes cast. Votes may not be cumulated.

    The shares represented by proxies solicited by the Board will be voted, unless otherwise directed, for Messrs. DeWald, Egbert, Hay and Pritzker. The Board believes each of its nominees will be able and willing to serve if elected. If any named nominee becomes unavailable, the Board's proxies will be voted for the remaining nominees and for such other person or persons as the Board may recommend.

SHAREHOLDER APPROVAL

    Election of the nominees by the shareholders requires the affirmative vote of a majority of the votes cast by holders of shares entitled to vote in the election at the Annual Meeting, provided a quorum is present. Unless marked to the contrary, proxies will be voted "FOR" the election of the nominees at the Annual Meeting.

    THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE FOR ITS NOMINEES FOR DIRECTORS.

STOCK OWNERSHIP

    As of August 14, 1995, ownership of common stock by all directors, all nominees, each of the named executive officers (as defined herein on page 11) and all executive officers and directors as a group (17 persons) was as follows:

                                                                        SHARES BENEFICIALLY OWNED (1)
                                                                   ----------------------------------------
                                                                                  OPTIONS
                                                                                EXERCISABLE
                                                                    SHARES OF     PRIOR TO
                                                                     COMMON     OCTOBER 15,    PERCENT OF
NAME                                                                  STOCK       1995 (2)      CLASS (3)
-----------------------------------------------------------------  -----------  ------------  -------------
Maris Andersons..................................................      20,000       784,879
Jeffrey C. Barbakow (4)..........................................      19,400     1,333,333
Bernice B. Bratter...............................................      11,000         5,000
Scott M. Brown...................................................       9,800       221,489
John T. Casey....................................................      12,542             0
Maurice J. DeWald................................................      10,800         5,000
Peter de Wetter..................................................      15,200        55,357
Edward Egbert, M.D...............................................      91,238        15,460
Michael H. Focht, Sr.............................................      10,000     1,075,188
Raymond A. Hay...................................................      11,200        25,920
Lester B. Korn...................................................      22,700         5,000
James P. Livingston..............................................     101,228        36,380
Raymond L. Mathiasen.............................................      67,500       208,456
Robert W. O'Leary................................................      21,670             0
Thomas J. Pritzker (5)...........................................           0             0
Barry P. Schochet (6)............................................      86,200       174,980
Richard S. Schweiker.............................................      11,400        67,760
Executive officers and directors as a group (17 persons).........     521,878     4,014,202           2.3%
                                                                   -----------  ------------          ---

------------------------
(1) Except as otherwise indicated, each individual named has sole control as to the investment and voting power with respect to the securities owned.
(2) These figures include investment options purchased under the Company's 1989 Performance Investment Plan (the "PIP") entitling the following executives and directors to purchase convertible debentures which in turn are convertible in two steps into the following number of shares of the Company's common stock at an effective exercise price equivalent to $15.83:
     Andersons (698,213); Brown (199,489); de Wetter (39,897); Focht  (698,213);
     Mathiasen (99,744); and Schochet (39,897).
(3) Except as indicated, no executive officer or director beneficially owned, including options exercisable prior to October 15, 1995, 1% or more of the outstanding shares of common stock of the Company.
(4) The total shares of Common Stock include 300 shares held by Mr. Barbakow's minor son.
(5) Mr. Pritzker is the president and a director of the corporation that is the general partner of a limited partnership that is a general partner of the sole general partner of the Partnership. As described on page 27, the Partnership owned 10,382,050 shares of the Company's common stock as of June 30, 1995. GKH Private Limited, a Singapore corporation ("GKHPL"), the assets of which are managed by the Partnership, owned 392,530 shares of the Company's common stock as of June 30, 1995. The Partnership disclaims beneficial ownership of the shares owned by GKHPL and GKHPL disclaims beneficial ownership of the shares owned by the Partnership. Mr. Pritzker expressly disclaims any beneficial ownership interest in the shares owned by the Partnership and GKHPL.
(6) Mr. Schochet is included because he was an executive officer through February 28, 1995.

THE BOARD OF DIRECTORS AND COMMITTEES OF THE BOARD

    The Board acted 12 times during the fiscal year ended May 31, 1995. Except for directors Casey and Pritzker, each director participated in at least 75% of the aggregate of meetings of the Board and the committees on which he/she served, during the period he/she served as a director.

    During fiscal year 1995, the Company's Executive Committee consisted of employee directors Barbakow (Chairperson) and Focht, and non-employee directors Bratter, DeWald, de Wetter and Korn. The Executive Committee, which met once during fiscal 1995, may exercise, when the Board is not in session, all of the powers of the Board in the management of the business and affairs of the Company, but may not fill vacancies on the Board, change the membership of, or fill vacancies in, any committee of the Board, adopt, amend or repeal the By-Laws or declare dividends.

    During fiscal year 1995, the Company's Audit Committee consisted of non-employee directors Schweiker (Chairperson), DeWald (from September 28,
1994), Egbert, Hay and Livingston. The Audit Committee selects, engages on behalf of the Company (subject to the consent of the shareholders) and fixes the compensation of, a firm of independent certified public accountants whose duty it is to audit the books and accounts of the Company and its subsidiaries for the fiscal year in which they are appointed. The Audit Committee confers with the auditors and determines the scope of the auditing of the books and accounts of the Company and its subsidiaries. The Audit Committee also is responsible for determining that the business practices and conduct of employees and other representatives of the Company and its subsidiaries comply with the policies and procedures of the Company. None of the members of the Audit Committee may be officers or employees of the Company. The Audit Committee met four times during fiscal 1995.

    During fiscal year 1995, the Company's Compensation and Stock Option Committee (the "Compensation Committee") consisted of non-employee directors Bratter (Chairperson), DeWald and Korn. Except as noted below, the Compensation Committee has the authority to establish a general compensation policy for the Company and has responsibility for the approval of increases in directors' fees and in salaries paid to officers and senior employees earning in excess of an annual salary to be determined by the Compensation Committee. The Compensation Committee has all of the powers of administration under all of the Company's employee benefit plans, including any stock option plans, long-term incentive plans, bonus plans, retirement plans, stock purchase plans and medical, dental and insurance plans. In connection therewith, the Compensation Committee determines (subject to the provisions of the Company's plans) the directors, officers and employees of the Company eligible to participate in any of the plans, the extent of such participation and the terms and conditions under which benefits may be vested, received or exercised. None of the members of the Compensation Committee may be officers or employees of the Company. The Compensation Committee met 11 times in fiscal 1995.

    During fiscal year 1995, the Company's Performance Investment Plan Committee consisted of non-employee directors DeWald (Chairperson) and Egbert. The committee, which is responsible for administering the PIP, met once in fiscal 1995.

    During fiscal year 1995, the Company's Nominating Committee consisted of non-employee directors Hay (Chairperson), Bratter, Egbert and Livingston and employee director Barbakow. The Nominating Committee, which is responsible for making recommendations to the Board regarding the qualifications of candidates for the Board, nominees to fill vacancies on the Board and Board committees, the director selection process, the tenure of Board members and the size, composition and committee structure of the Board, met two times in fiscal year 1995. Nominations by shareholders will be considered by the Board if written information concerning the proposed nominee, including the proposed nominee's name, biographical information and a signed consent to be nominated and to serve if elected, is submitted to the Secretary of the Company on or before May 1, 1996.

    The Company's Ethics and Quality Assurance Committee consisted during fiscal year 1995 of non-employee directors Schweiker (Chairperson), Hay and Livingston and employee director Focht. The purpose of the committee is to recommend policies and procedures that will help cause the Company and its employees to act in accordance with high ethical standards and deliver high quality medical care to the public. The committee met three times in fiscal year 1995.

    Section  16(a)  of the  Securities  Exchange Act  of  1934, as  amended (the
"Exchange Act") requires the Company's directors, officers and persons who beneficially own more than 10% of a registered class of the Company's equity securities (collectively, the Reporting Persons) to file certain reports on Forms 3, 4 and/or 5 describing ownership and changes in ownership in the Company's registered equity securities. Based solely on a review of the Forms 3, 4 and 5 furnished to the Company during and with respect to fiscal year 1995, and written representations from the Reporting Persons that no Forms 3, 4 and 5 were required, the Company believes that all filings required by Section 16(a) of the Exchange Act were made in a timely fashion except that one Form 4, reporting a sale of shares by Dr. Egbert with respect to which a Form 144 had been filed, was not filed on a timely basis. The transaction was, however, reported on a Form 4 the following month.

                           REMUNERATION OF DIRECTORS

    During the fiscal year ended May 31, 1995, directors Bratter, DeWald, de Wetter, Egbert, Hay, Korn, Livingston, and Schweiker, Tenet's non-employee directors during fiscal 1995, each received a retainer fee for serving on the Board, as well as an attendance fee for attending each Board meeting and each meeting of the respective committees on which he or she was a member. Effective January 1, 1995, the annual Board retainer fee was increased from $30,000 per year to $40,000 per year. Effective December 5, 1994, the fee for attending Board meetings was increased from $900 per meeting to $1,000 per meeting, and the fee for attending committee meetings was increased from $1,000 per meeting to $1,200 per meeting. For fiscal 1995, directors O'Leary and Pritzker received a pro-rata retainer fee from March 29, 1995, when they were elected to the Board, through May 31, 1995, as well as the attendance fee for each Board meeting they attended. In addition, Mr. de Wetter received $1,000 per month for serving as an advisor to the Compensation Committee pursuant to a consulting agreement, which was extended through September, 1995, and was permitted to use the Company aircraft for personal use. The incremental cost to the Company of such personal use was $18,565.

    Each committee Chairperson received $4,000 during the fiscal year for each committee chaired by him or her. Directors also are reimbursed for travel expenses and other out-of-pocket costs incurred in attending meetings.

DIRECTORS RETIREMENT PLAN

    Tenet has a Board of Directors Retirement Plan (the "Directors Retirement Plan") for non-employee directors. The Company believes that the Directors Retirement Plan enables Tenet to attract and retain non-employee directors who render necessary and important services to the Company. During fiscal 1995, the following non-employee directors participated in the Directors Retirement Plan:
Bratter, DeWald, de Wetter, Egbert, Hay, Korn, Livingston and Schweiker. Directors Casey, O'Leary and Pritzker currently are not enrolled in the Directors Retirement Plan.

    Under the Directors Retirement Plan, the Company is obligated to pay to the non-employee director an annual normal retirement benefit for a maximum period of 10 years upon the director's retirement. The retirement benefit is based on years of service to the Company as a non-employee director. The director's interest in the retirement benefit becomes partially vested after five years of service as a non-employee director and fully vested after 10 years of service as a non-employee director. The annual retirement benefit is equal to the lesser of
(i) the director's Final Annual Board Retainer (as defined below), and (ii) $25,000, increased by a compounded rate of six percent per year from 1985 to the director's termination of service. The retirement benefits are paid monthly. "Final Annual Board Retainer" is defined under the Directors Retirement Plan as the annual retainer paid to the director for service on Tenet's Board (excluding fees paid for individual Board or committee meetings or for serving as a committee chair) at the time of the termination of the director's service on the Board.

    Normal retirement benefits, with certain adjustments, are paid to participants whose services are terminated for any reason other than death prior to normal retirement, so long as the participant has completed at least five years of service. In the event of the death of any participant, before or after retirement, the normal retirement benefit will be paid to his/her surviving spouse or eligible children under the age of 21. In the event of a "Change of Control" (as defined below) of Tenet followed by a participant's termination as a director of Tenet or a participant's failure to be re-elected as a director upon the expiration of his/her term in office, participants under the Directors Retirement Plan will be deemed fully vested without regard to years of service and shall be entitled to receive full normal retirement benefits.

    A "Change of Control" is deemed to have occurred under the Directors Retirement Plan if (a) any person (as defined in Sections 13(c) and 14(d)(2) of the Exchange Act) becomes the beneficial owner directly or indirectly of 30% or more of the combined voting power of the Company's then outstanding securities, or (ii) during any two-year period, individuals who at the beginning of such period constitute the Company's Board cease for any reason other than death or disability to constitute at least a majority of the Board.

    The Directors Retirement Plan was amended in fiscal year 1994 to permit participation by former employees who are directors, with years of service measured from the date on which the director's employment with the Company terminates. Non-employee directors Livingston and de Wetter previously were employed by the Company and also are eligible to receive benefits under the Company's Supplemental Executive Retirement Plan (the "SERP") which is described on page 14.

DIRECTORS LIFE INSURANCE PROGRAM

    The Company provides a Directors Life Insurance Program (the "Program") for all directors who elect to participate in the Program. The Company believes that the Program enables it to retain the services of its existing directors and to attract highly qualified directors.

    Under the Program, the Company is willing to enter into split dollar life insurance agreements with an owner designated by a director providing for the purchase of joint life, second to die, life insurance policies insuring the lives of the director and another person designated by the director. The amount of insurance to be purchased will be sufficient to provide a death benefit up to $1,000,000 to beneficiaries to be designated by the owner and to allow the Company to recover the premiums it has paid to keep the policies in force until the deaths of both the director and the designated other person. The owner will pay the cost of pure term insurance and the Company will pay the balance of the premiums, which will be paid over seven years if its original assumptions as to interest rates, mortality rates, tax rates and certain other factors are accurate.

    The Program is administered by the Compensation Committee, members of which may be participants under the Program. As of July 31, 1995, life insurance policies had been purchased by the owners on the lives of directors Bratter, de Wetter, Egbert, Focht, Hay, Korn and Livingston and their respective designated other person. Directors Barbakow, Casey, DeWald, O'Leary, Pritzker and Schweiker do not participate in the Program.

1994 DIRECTORS STOCK OPTION PLAN

    In 1994, the shareholders approved the 1994 Directors Stock Option Plan (the "DSOP"). The DSOP replaced the Director Restricted Share Plan (the "Restricted Plan"). Although the Restricted Plan was terminated upon the effectiveness of the DSOP, restricted shares previously granted under the Restricted Plan remain in effect.

    The Company believes the DSOP promotes the interests of the Company and its shareholders by strengthening the Company's ability to attract, motivate and retain Directors of training, experience and ability, and by encouraging the highest level of Directors' performance by providing Directors with a proprietary interest in the Company's financial success and growth.

    The DSOP is administered by the Compensation Committee, which is composed of non-employee directors who are eligible to participate in the DSOP. Only non-employee directors of the Company are eligible to participant in the DSOP. Such non-employee directors are not eligible to receive new awards under the 1991 Stock Incentive Plan (the "SIP"). Participants are granted options to acquire 5,000 shares of common stock of the Company on the last Thursday of January of each year. In addition, upon initial election to the Board, a non-employee director will be granted options to acquire 5,000 shares of common stock on the last Thursday of the month of such director's election to the Board. Subject to certain adjustment provisions described in the DSOP, the aggregate number of shares of common stock that may be acquired upon the exercise of options under the DSOP is 500,000. Unless previously terminated, the DSOP will terminate on January 26, 2004, except with respect to options then outstanding.

    The maximum term of an option is 10 years from the date of grant. The option is exercisable one year from the date of grant. The exercise price is the fair market value of a share of common stock on the date of grant.

    Each option will expire at the time a non-employee director ceases to be a non-employee director, except as described below. If a non-employee director is terminated other than for cause (as determined solely by the Company), or if a director is nominated but not reelected by the shareholders, then the option will expire one year after the date of termination unless during such one year period the non-employee director dies or becomes permanently and totally disabled in which case the option will expire one year from the date of death or permanent and total disability. If the non-employee Director retires at the Company's normal retirement age 59 1/2 or with the consent of the Compensation Committee, then the option will expire five years after the date of termination unless during such five-year period, the non-employee director dies or becomes permanently and totally disabled, in which case the option will expire upon the later of five years after retirement or one year after the date of death or permanent and total disability. If the non-employee director dies or becomes permanently and totally disabled while serving as a non-employee director, then the option will expire five years after the date of death or permanent and total disability. Notwithstanding anything above to the contrary, the maximum term of an option is ten years from the date of grant.

    In the event of any future change in the capitalization of the Company, such as a stock dividend or stock split, the Compensation Committee may make an appropriate and proportionate adjustment to the numbers of shares subject to then-outstanding awards as well as to the maximum numbers of shares available for future awards.

    The DSOP also provides for all awards then outstanding under the plan to fully vest without restrictions in the event of certain conditions, including a dissolution or liquidation of the Company, a reorganization, merger or consolidation of the Company as a result of which Tenet is not the surviving corporation or a takeover bid or tender offer, not approved by the Company's Board, pursuant to which 20% or more of the outstanding securities of the Company is acquired.

                    MANAGEMENT AND CERTAIN SECURITY HOLDERS

COMPENSATION OF EXECUTIVE OFFICERS
SUMMARY COMPENSATION TABLE

    The following table summarizes the compensation paid by the Company for fiscal years 1995, 1994 and 1993 to the person acting as Chief Executive Officer at May 31, 1995, and the five other most highly compensated executive officers (the "named executive officers"). Mr. Schochet is included because he was an executive officer of the Company through February 28, 1995.

                           SUMMARY COMPENSATION TABLE

                                                                            LONG TERM COMPENSATION
                                                                   -----------------------------------------
                                                                             AWARDS
                      ANNUAL COMPENSATION                          --------------------------     PAYOUTS
----------------------------------------------------------------    RESTRICTED     SECURITIES   ------------
      NAME AND               SALARY                 OTHER ANNUAL       STOCK       UNDERLYING   LTIP PAYOUTS      ALL OTHER
 PRINCIPAL POSITION   YEAR     (1)      BONUS (1)   COMPENSATION    AWARDS (2)      OPTIONS         (3)        COMPENSATION (4)
--------------------  ----  ---------   ---------   ------------   -------------   ----------   ------------   ----------------
Barbakow (5)          1995  $900,000    $574,560    $  125,813(6)  $   --            500,000    $   --         $        43,554
 CEO and              1994   850,000     892,500       110,000(6)      --          2,098,000        --                   3,647
 Chairman             1993     --          --           --             --             --            --               --
Focht                 1995   575,100     314,695       120,112(7)      --            300,000        --                  20,143
 President and        1994   535,000     483,750       105,060(7)   1,443,750(8)     259,000         12,180             29,320
 COO                  1993   510,000     198,900              (9)      --             70,000        116,343             33,145
Schochet (10)         1995   426,000     283,000       212,792(11)     --            100,000         74,958             26,614
 EVP, Dallas          1994   400,000     300,000       269,208(11)     --            104,000         53,625             24,554
 Operations           1993   358,970     210,667       269,438(11)    154,688(12)     20,625         72,591             19,535
Mathiasen             1995   340,000     221,000              (9)      --             80,000        --                  19,884
 SVP and CFO          1994   299,408     224,556              (9)      --             73,000        --                  14,159
                      1993   244,300      67,183              (9)     168,750(12)     22,500         30,656             12,696
Andersons             1995   313,500     203,775              (9)      --             80,000        --                  18,189
 SVP and              1994   279,917     194,200              (9)      --             72,000        --                  14,040
 Treasurer            1993   251,800      50,360              (9)      --             30,000         35,606             14,639
Brown                 1995   300,000     195,000              (9)      --             80,000        --                  16,549
 General Counsel,     1994   269,583     215,625              (9)      --             64,000        --                  11,193
 SVP and Secretary    1993   204,250      93,000              (9)     101,250(12)     13,500        --                   9,477

------------------------------
 (1)  Includes compensation deferred at the election of an executive.

 (2) As of May 31, 1995, the number and value of the aggregate restricted stock holdings and aggregate restricted unit holdings of the named executive officers were as follows:

                                        RESTRICTED STOCK     RESTRICTED UNITS
                                        ----------------   ---------------------
                                        NUMBER    VALUE     NUMBER      VALUE
                                        ------   -------   --------   ----------
      Barbakow........................  1,800    $29,925         0    $        0
      Focht...........................      0          0   150,000     1,443,750
      Schochet........................      0          0     6,875        51,562
      Mathiasen.......................      0          0     7,500        56,250
      Andersons.......................      0          0         0             0
      Brown...........................      0          0     4,500        33,750

      The restricted stock held by Mr. Barbakow was paid to him in fiscal 1993, when he was a non-employee director, under the now defunct Directors Restricted Share Plan. Dividends or dividend equivalents are paid on all of the restricted shares and restricted units held by the named executive officers when dividends are paid on the Company's common stock.

(3) The Company did not meet is pre-established return on equity threshold for the three-year periods ended May 31, 1994 and 1995 and consequently no awards were paid, except, as described below, to executive officers who had responsibility for an operating division during a portion of the three-year period. The Hospital Division met its threshold of aggregate pre-tax income for each three-year period and consequently those executive officers who had responsibility for the Hospital Division during some portion of the three-year period received a pro-rata portion of the 50% of their awards earned based on the pre-established formula for the Hospital Division. The Company did not meet its pre-established return on equity threshold for the three-year period ending in fiscal year 1993 and consequently Long Term Incentive Payments for such period were made at the discretion of the Compensation Committee.

(4) The aggregate amounts set forth in "All Other Compensation" include the following: (i) matching company contributions to the Tenet Retirement Savings Plan, a 401(k) savings plan, (ii) matching company contributions to the Deferred Compensation Plan, which exists because the Internal Revenue Service limits the amount that may be deferred under the Tenet Retirement Savings Plan, (iii) certain amounts in respect of life insurance and disability insurance policies available under the SERP, (iv) certain amounts in respect of joint life, second to die whole life insurance available under the Company's Directors Life Insurance Program, and (v) certain amounts in respect of a personal catastrophic liability insurance policy available to the named executive officers, as follows:

                                       BARBAKOW      FOCHT     SCHOCHET     MATHIASEN     ANDERSONS       BROWN
                                      -----------  ---------  -----------  -----------  -------------  -----------
      Tenet Retirement Savings
       Plan.........................   $   9,000   $   4,500   $   4,500    $   3,924     $   4,367     $   4,309
      Deferred Compensation Plan....      28,519      10,603      18,109       12,337         9,952         9,016
      Life and Disability Insurance
       Under SERP...................       5,515       4,400       3,485        3,103         3,350         2,704
      Directors Life Insurance
       Program......................           0         120           0            0             0             0
      Personal Catastrophic
       Insurance....................         520         520         520          520           520           520

(5) Mr. Barbakow became CEO and President of the Company effective June 1, 1993. Effective July 28, 1993, Mr. Barbakow was elected Chairman of the Board, at which time he relinquished the office of President. Prior to June 1, 1993, Mr. Barbakow served as a non-employee director of the Company. Consequently, compensation information for Mr. Barbakow for fiscal year 1993 is not included in this table.

(6) Total for 1995 includes $36,535 and total for 1994 includes $43,700, the incremental cost to Tenet attributable to Mr. Barbakow's personal use of the Company aircraft.

(7) Total for 1995 includes $78,718 and total for 1994 includes $69,355, the incremental cost to Tenet attributable to Mr. Focht's personal use of the Company aircraft.

(8) This amount represents the value on the date of grant of a grant of restricted units. The restricted units vest at the end of three years. Upon vesting, a cash amount equivalent to the lesser of (i) the value of the Company's common stock on the date of grant or (ii) the value of the Company's common stock on the last day of the vesting period, will be paid with respect to each restricted unit held by Mr. Focht.

(9) No such compensation was paid other than perquisites, which have not been included because their aggregate value did not meet the reporting threshold of the lesser of $50,000 or 10 percent of salary plus bonus.

(10) Mr. Schochet is included because he was an executive officer through February 28, 1995.

(11) Total includes the following amounts paid to Mr. Schochet through February 28, 1995 in connection with his move from Florida to California at the request of the Company:

            1995................  $191,658
            1994................  $255,544
            1993................  $255,544

    Mr. Schochet has not received any payments since February 28, 1995 and will not receive any additional payments in connection with such move.

(12) This amount represents the value on the date of grant of a grant of restricted units. The restricted units vest in equal annual installments over a period of three years, commencing one year after the date of grant. Upon vesting, a cash amount equivalent to the lesser of (i) the value of the Company's common stock on the date of grant or (ii) the value of the Company's common stock on the last day of the vesting period will be paid with respect to each restricted unit held by the named executive officer.

    In addition, for every two restricted units granted in fiscal year 1992 ("1992 Units") that vest, three options granted on August 19, 1991 ("1991 Options") will be canceled. For every three 1991 Options that are exercised, two 1992 Units and two options granted on May 18, 1992 will be canceled. For every restricted unit granted in fiscal year 1993 ("1993 Units") that vests, one 1991 Option will be canceled. For every 1991 Option that is exercised, one 1993 Unit and one option granted on April 27, 1993 will be canceled.

OPTION GRANTS

    The following table sets forth information concerning options granted to the named executive officers in fiscal year 1995.

                       OPTION GRANTS IN FISCAL YEAR 1995

                                        INDIVIDUAL GRANTS
-------------------------------------------------------------------------------------------------
                            NUMBER OF
                            SECURITIES          % OF TOTAL
                            UNDERLYING        OPTIONS GRANTED     EXERCISE
                         OPTIONS GRANTED       TO EMPLOYEES         PRICE                             GRANT DATE
NAME                          (#)(1)              IN FY95         ($/SHARE)    EXPIRATION DATE     PRESENT VALUE (2)
-----------------------  ----------------  ---------------------  ---------  --------------------  -----------------
Barbakow...............        500,000                 8.1        $  13.875      January 22, 2005   $     3,985,000
Focht..................        300,000                 4.8           13.875      January 22, 2005         2,391,000
Schochet...............        100,000                 1.6           13.875      January 22, 2005           797,000
Mathiasen..............         80,000                 1.3           13.875      January 22, 2005           637,000
Andersons..............         80,000                 1.3           13.875      January 22, 2005           637,000
Brown..................         80,000                 1.3           13.875      January 22, 2005           637,000

------------------------------
(1) The options are exercisable at a price equal to the closing price of the Company's common stock on the date of grant (January 23, 1995), vest in equal portions over three years from the date of grant and expire ten years from the date of grant.

(2) These values were established using standard Black-Scholes stock option valuation models. The assumptions used to calculate the Grant Date Present Value of all option shares granted during fiscal year 1995 were as follows:

                                            GRANT DATE/EXPIRATION DATE
                                                 1-23-95/1-22-05
                                            --------------------------
      Expected Volatility.................             .414
      Risk Free Rate of Return............            7.78%
      Dividend Yield......................              0%
      Time of Exercise....................   7 Years From the Date of
                                                      Grant

      The Expected Volatility is the average of quarterly data drawn from the five years preceding the date of grant, excluding the special dividend of January 12, 1990. The Risk Free Rate of Return is the approximate yield on a 7-year bond on the date of grant. The Dividend Yield is equal to zero. The Time of Exercise is the estimated average period of time prior to exercise for each grant. The valuation model was not adjusted for non-transferability, risk of forfeiture or the vesting restrictions of the options, all of which would reduce the value if factored into the calculation.

      The Company does not believe that the Black-Scholes model or any other valuation model is a reliable method of computing the present value of the Company's employee options. The value ultimately realized, if any, will depend on the amount by which the market price of the Company's common stock on the date of exercise exceeds the exercise price.

OPTION EXERCISES

    The following table sets forth information concerning options exercised by each of the named executive officers in fiscal year 1995 and unexercised options held by each of them as of May 31, 1995.

         OPTION EXERCISES IN FISCAL YEAR 1995 AND YEAR-END VALUE TABLE

                                                             NUMBER OF                 VALUE OF UNEXERCISED
                                                        UNEXERCISED OPTIONS            IN-THE-MONEY OPTIONS
                         SHARES                              AT 5/31/95                   AT 5/31/95 (1)
                       ACQUIRED ON      VALUE      ------------------------------  -----------------------------
NAME                  EXERCISE (#)   REALIZED ($)  EXERCISABLE(2)  UNEXERCISABLE    EXERCISABLE   UNEXERCISABLE
--------------------  -------------  ------------  --------------  --------------  -------------  --------------
Barbakow............            0     $        0         666,666       1,931,334   $   4,749,995  $   11,365,005
Focht...............            0              0       1,018,521         515,668       1,247,546       2,123,620
Schochet............            0              0         174,980         187,542         302,727         741,069
Mathiasen...........            0              0         208,456         143,834         343,784         570,108
Andersons...........            0              0         784,879         145,334         698,649         526,790
Brown (3)...........        9,000         83,938         221,489         134,500         242,594         511,063
------------------------
(1)  The closing  price of  the Company's  common  stock on  May 31,  1995,  was
     $16.625.

(2)  Includes  exercisable investment options purchased  under the PIP entitling
     Messrs. Focht, Schochet, Mathiasen, Andersons, and Brown to purchase debentures that in turn are convertible in two steps into 698,213; 39,897;
     99,744; 698,213; and 199,489 shares, respectively, of the Company's common stock.

(3) Mr. Brown exercised options for 9,000 shares, but did not sell the shares acquired upon the exercise of the options.

SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN

    The SERP provides executive officers and certain other management employees with supplemental deferred benefits in the form of retirement payments for life.

    At retirement, the monthly benefit paid to participants will be a product of four factors: (i) the participant's highest average monthly earnings for any consecutive 60-month period during the ten years preceding retirement; (ii) the number of years of service to the Company to a maximum of 20 years (participants will receive a percentage credit for years of service prior to enrollment in the plan which increases gradually from 25 percent upon becoming a participant to 100 percent at the beginning of the sixth year following enrollment); (iii) a vesting factor; and (iv) a percentage factor not to exceed 2.7% reduced to reflect the projected benefit from other Company retirement plans available to a participant and from Social Security. The monthly benefit is adjusted in the event of early retirement or termination of employment with the Company. The first day on which unreduced retirement benefits are available is age 62. In the event of the death of a participant, before or after retirement, one-half of the benefit earned as of the date of death will be paid to the surviving spouse for life (or to the participant's children until the age of 21 if the participant dies without a spouse). The SERP was amended in fiscal year 1994 to provide for lump sum distributions in certain circumstances and subject to certain limitations.

    "Earnings" is defined in the SERP as the participant's base salary excluding bonuses and other cash and non-cash compensation. For purposes of the SERP, Earnings may not increase at a rate in excess of 8% per annum measured from the participant's Earnings at his or her plan entry date, or, for participants who are regular full time employees actively at work on April 1, 1994 with the corporate office or a division or a subsidiary that has not been declared to be a discontinued operation, the Earnings of such participant on April 1, 1994. The provision allowing Earnings to be measured from April 1, 1994 for certain employees was added by amendment in fiscal year 1994 to correct certain inequities that existed due to different participants becoming eligible under the SERP on different dates.

    In the event of a "Change of Control" (as defined below) of the Company, participants will be deemed fully vested in the SERP for all years of service to the Company without regard to actual years of service and will be entitled to the normal retirement benefits (as defined in the SERP) without reduction on or after age 60. In addition, in fiscal year 1994, the SERP was amended to provide that if a participant is a regular full time employee actively at work on April 1, 1994 with the corporate office or a division or a subsidiary that has not been declared to be a discontinued operation, and who has not yet begun to receive benefit payments under the SERP and is terminated without cause or voluntarily terminates his employment following the occurrence of certain events discussed below within two years of a Change of Control, then such participant will be (i) deemed fully vested in the SERP without regard to actual years of service, (ii) credited with three additional years of service, not to exceed a total of 20 years credited service, and (iii) entitled to the normal retirement benefits without reduction on or after age 60 or benefits at age 50 with reduction for each year of receipt of benefit prior to age 60. In addition, the "Earnings" used in calculating the benefit will include the participant's base salary and the annual cash bonus paid to the participant, but exclude any cash bonus paid under the Company's Long Term Incentive Plan ("LTIP") and other cash and non-cash compensation. Furthermore, the provision in the SERP prohibiting benefits from being paid to a participant if the participant becomes an employee or consultant of a competitor of the Company within three years of leaving the Company is waived. Finally, in no event shall (x) the total present value of all payments under the SERP that are payable to a participant and are contingent upon a Change of Control in accordance with the rules set forth in Section 280G of the Internal Revenue Code of 1986, as amended (the "Code"), when added to (y) the present value of all other payments (other than payments that are made pursuant to the SERP) that are payable to a participant and are contingent upon a Change of Control, exceed an amount equal to 299% of the participant's "base amount" as that term is defined in Section 280G of the Code.

    A Change of Control is deemed to have occurred if (i) any person becomes the beneficial owner, directly or indirectly, of 20% or more of the Company's common stock, or (ii) individuals who, as of April 1, 1994, constitute the Board (the "Incumbent Board") cease for any reason to constitute the majority of the Board; provided that individuals nominated by a majority of the directors then constituting the Incumbent Board and elected to the Board after April 1, 1994, will be deemed to be included in the Incumbent Board and individuals who initially are elected to the Board as a result of an actual or threatened election contest or proxy solicitation (other than on behalf of the Incumbent Board) will be deemed not to be included in the Incumbent Board. The occurrence of any of the following events following a Change of Control causes the additional payments discussed above to become payable: (1) a material downward change in the participant's position, (2)(A) a reduction in the participant's annual base salary, (B) a material reduction in the participant's annual incentive plan bonus payment other than for financial performance as it broadly applies to all similarly situated executives in the same plan, or (C) a material reduction in the participant's retirement or supplemental retirement benefits that does not broadly apply to all executives in the same plan, or (3) the transfer of the participant's office to a location that is more than 50 miles from his or her current principal office.

    In 1994, the Company established a trust (the "SERP Trust") for the purpose of securing the Company's obligation to make distributions under the SERP. The SERP Trust is a "rabbi trust" and was initially funded with 1,000,000 shares of the Company's common stock. The SERP Trust will make payments required to be made to SERP participants and their beneficiaries under the SERP in the event that the Company fails to make such payments for any reason other than the insolvency of the Company. In the event of the insolvency of the Company, the assets of the SERP Trust will be subject to the claims of general creditors of the Company. In the event of a Change of Control of the Company, the Company is required to fund the SERP Trust in an amount that is sufficient, together with all assets then held by the SERP Trust, to pay each participant and/or beneficiary of the SERP, on a pre-tax basis, the benefits to which the participant or the beneficiary would be entitled pursuant to the terms of the SERP as of the date on which the Change of Control occurred.

    The following table presents the estimated maximum annual retirement benefits payable on a straight-life annuity basis to participating executives under the SERP in the earnings and years of service classifications indicated. The benefits listed are subject to reduction for projected benefits from the Tenet Employees Retirement Savings Plan, the related Deferred Compensation Plan and Social Security. The effect of these reductions is not included in the table.

                               PENSION PLAN TABLE
                     SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN

                                 ESTIMATED ANNUAL RETIREMENT BENEFIT
                                   FOR YEARS OF SERVICE INDICATED
                ---------------------------------------------------------------------
 REMUNERATION      5 YEARS      10 YEARS     15 YEARS      20 YEARS     25 YEARS (1)
--------------  -------------  -----------  -----------  -------------  -------------
 $    100,000   $      13,500  $    27,000  $    40,500  $      54,000  $      54,000
      300,000          40,500       81,000      121,500        162,000        162,000
      500,000          67,500      135,000      202,500        270,000        270,000
      700,000          94,500      189,000      283,500        378,000        378,000
      900,000         121,500      243,000      364,500        486,000        486,000
    1,100,000         148,500      297,000      445,500        594,000        594,000
    1,300,000         175,500      351,000      526,500        702,000        702,000
    1,500,000         202,500      405,000      607,500        810,000        810,000
    1,700,000         229,500      459,000      688,500        918,000        918,000
    1,900,000         256,500      513,000      769,500      1,026,000      1,026,000

------------------------
(1) The benefit is the same for each period beyond 20 years since benefits under the SERP are calculated based on a maximum of 20 years of service.

    As of May 31, 1995, the estimated credited years of service for the individuals named in the Summary Compensation Table were as follows: Mr. Barbakow, 2.00 years; Mr. Focht, 17.17 years; Mr. Schochet, 15.88 years; Mr. Andersons, 18.61 years, Mr. Mathiasen, 9.65 years, and Mr. Brown, 13.72 years.

    The Company has purchased insurance policies on the life of each participant, the purpose of which is to reimburse the Company, based on actuarial calculations, for amounts to be paid to such participant under the SERP over the course of the participant's retirement (assuming that its original estimates as to interest rates, mortality rates, tax rates and certain other factors are accurate). SERP participants also are provided a life insurance benefit for the designee of each participant and a disability insurance policy for the benefit of each participant.

                 COMPENSATION AND STOCK OPTION COMMITTEE REPORT

COMPENSATION POLICIES

    The Compensation and Stock Option Committee (the "Compensation Committee") of the Company's Board is responsible for establishing and interpreting the Company's compensation policies and making compensation decisions. The
Compensation Committee is composed entirely of non-employee directors. The Compensation Committee considers a director to be a non-employee director if the director (a) has not been employed by the Company in an executive capacity during the five years prior to appointment to the Compensation Committee, (b) is not employed by a significant customer or supplier, (c) is not employed by a charitable organization that receives significant contributions from the Company, (d) is not related to any executive, (e) does not have a personal service contract with the Company, (f) is not a member of a company that is one of the Company's significant advisors or consultants, and (g) does not have a business relationship required to be disclosed under "Related Party Transactions" in the Company's Proxy Statement.

    The Compensation Committee has retained a nationally-recognized compensation consulting firm that assists the Compensation Committee in formulating its compensation policies, applying those policies to the compensation of the Company's executives and advising the Compensation Committee as to the form and reasonableness of compensation paid to executives. For purposes of this Report, the term "executives" refers to the executive officers of the Company.

    The Company's compensation policies balance the need for executive compensation to reflect the Company's current financial results with the Company's need to attract, motivate and retain qualified executives who can maximize long-term shareholder returns in the rapidly-changing healthcare industry. In fiscal year 1995, over 79% of the total compensation opportunities for the named executive officers as a group were "at risk" based on (i) the price of the Company's common stock, (ii) the Company meeting its financial and quality-of-care and service goals and (iii) the executives meeting pre-established corporate and/or individual objectives.

    The Compensation Committee recognizes that a variety of circumstances may influence an individual's or the Company's performance at any given time. Accordingly, the Compensation Committee is prepared to use its judgment to make discretionary awards or adjustments to plans when it believes that doing so would serve the long-term interests of the Company's shareholders.

BASE SALARY AND ANNUAL INCENTIVE PLAN

    The Compensation Committee believes that the Company's executives should be rewarded in the short-term for their contributions to the Company's attaining annual financial and quality-of-care and service goals and their attaining annual corporate and/or individual objectives.

    When setting the appropriate level of total annual cash compensation opportunities available to the Company's executives for fiscal year 1995, the Compensation Committee compared such opportunities primarily with the total annual cash compensation paid to their executives, according to the then most-recently available information, by the Company's peer companies (which are the companies included in the S&P Health Care Composite Index referred to in the Common Stock Performance Graph below) and by other similarly-sized companies generally, taking into account their relative sizes (in terms of net operating revenues). The Compensation Committee makes such comparison with those companies because the Company believes that it is with those companies that the Company must compete for qualified and experienced executives. For fiscal year 1995, the Compensation Committee established a base salary and target annual incentive structure designed to position total cash compensation opportunities for the executives in the broad middle range of that paid by the companies referred to above, taking into account their relative sizes based on net operating revenues.

    In   determining  an   individual  executive's   actual  base   salary,  the
Compensation Committee also considers other factors, which may include the executive's past performance and contributions to the Company's success, the executive's expected future contributions, how long the executive has held the current position, the executive's vulnerability to recruitment by other companies, the executive's expected future position, the executive's salary relative to other executives' salaries and expected increases in base salaries at the Company's peer companies and other similarly sized companies generally.

    The Company's 1994 Annual Incentive Plan (the "AIP") rewards an executive with a cash award equal to a percentage of the executive's base salary, based on the extent to which (a) the Company meets pre-established financial goals, the measure of which in fiscal year 1995 was the Company's fully diluted earnings per share from continuing operations for the fiscal year (excluding the effects of acquisitions and divestitures, such as the Merger, not contemplated when the goals were set), (b) the Company achieves its quality-of-care and service goals (measured in fiscal year 1995 by patient satisfaction at the Company's general hospitals), and (c) the executive meets pre-established corporate or individual performance goals. Each executive's individual objectives are set jointly by the executive and the executive's supervisor. Personal goals, if any, for the Chief Executive Officer are approved by the Compensation Committee. Individual objectives relate to an executive's business objectives. The weight given to each of the three factors is approved annually by the Compensation Committee and the weight given to each factor may vary for each participant based on decision-making authority and ability to directly affect financial performance. No AIP award may be paid except at the discretion of the Compensation Committee if the Company fails to meet the threshold (which for fiscal year 1995 was based on return on equity) set in advance by the Compensation Committee. The Compensation Committee also has the authority to pay discretionary awards if formula-based minimum financial or quality-of-care and service goals are not met.

    When the Company's financial performance exceeds planned levels and/or an executive's individual performance goals are exceeded, the executive is rewarded with a larger-than-targeted cash award. When the Company's financial performance is below planned levels (but above the pre-established threshold) and/or an executive's individual performance goals are not met, annual incentive awards are paid at less-than-targeted levels.

    Following the close of fiscal year 1995, the Compensation Committee met to review information on the achievement of each of the above goals and determined that the threshold had been met and all goals had been substantially met.

    In light of his performance in fiscal year 1994, and taking into account the challenges facing the Company in fiscal year 1995, the Compensation Committee set Mr. Barbakow's salary for fiscal year 1995 at $900,000. In May of 1994 the Compensation Committee established a fiscal year 1995 target award for Mr. Barbakow under the AIP. That target award was based on fully diluted earnings per share from continuing operations (excluding the effects of acquisitions and divestitures, such as the Merger, not contemplated when the goals were set) and quality-of-care and service goals (measured in fiscal year 1995 by patient satisfaction at the Company's general hospitals) and was to be payable only if the Company was to meet a threshold based on its return on equity. In August 1995, the Compensation Committee met and awarded Mr. Barbakow a fiscal year 1995 award of $574,560 under the AIP based on his pre-established target in light of the fact that the Company's pre-established financial goals were substantially met and the pre-established return on equity threshold was exceeded. The total cash compensation paid to Mr. Barbakow for fiscal year 1995 was in the broad middle range of total cash compensation paid to chief executive officers of the Company's peer companies and of other similarly-sized companies generally.

STOCK INCENTIVE PLAN

    The Compensation Committee's long-term compensation goal is to provide the Company's executives with an interest in common with that of the shareholders and an incentive to enhance the Company's long-term financial performance, and thus shareholder value. The Compensation Committee's policy with respect to long-term compensation awards in fiscal year 1995 was to consider the practices of its peer companies and other companies generally in setting the target award levels because: (1) the Company must compete with other companies in all industries in order to attract and retain qualified and motivated executives who will work to maximize long-term shareholder value and
(2) shareholders consider investing not only in other health care companies but also other companies generally when evaluating where best to invest their capital, requiring the Compensation Committee to create incentives for the executives to cause the Company's common stock to be competitive with that of other companies generally rather than only with the stock of the peer companies. The Compensation Committee believes that long-term compensation opportunities generally should be in the broad middle range of such opportunities available at those other companies.

    In fiscal year 1995, the Compensation Committee implemented its long-term compensation policy through awards under the Company's 1991 Stock Incentive Plan ("SIP"), which provides longer-term opportunities linked directly to the Company's common stock price. Stock-based incentive awards are granted to executives under the SIP in order to provide them with an interest in common with that of the shareholders and an incentive to enhance the Company's long-term financial performance, and thus, shareholder value.

    In weighing the type and amount of SIP award that is appropriate for a given executive, the Compensation Committee may consider such factors as that executive's total compensation, expected future contributions to the Company, current ownership of the Company's common stock and derivative securities, awards previously made, the likelihood of being hired away and ability to influence future financial performance. The Compensation Committee also may consider the performance of the Company's common stock price and whether the healthcare industry in general is experiencing growth or is in a less favorable place in its business cycle. When the Company's common stock price appreciates, so that shareholder value is enhanced, the benefits to the executives will appreciate commensurately. When this is not true, the executives will recognize lower gains or, in the case of certain types of awards such as options, no gains at all.

    It is the Compensation Committee's current practice to rely primarily on the grant of options to provide long-term incentives to the executives. The exercise price of options granted to the executives under the SIP normally will not be less than 100% of the fair market value of the Company's common stock on the date such option is granted. Options normally will vest ratably over three years and normally will not be exercisable for at least one year after being granted. Options generally will be exercisable during a term of not more than ten years from the date of grant.

    The primary factor influencing the Compensation Committee's evaluation of the type and amount of awards to be made under the SIP during fiscal year 1995 was the March 1, 1995, acquisition of AMH, described above. As a result of the acquisition, the Company grew from operating 33 general hospitals and related healthcare operations to operating 70 general hospitals and related healthcare operations. Given the extraordinary challenge of combining the operations of the two companies, and to provide the executives with an incentive tied to the interests of the shareholders of the combined Company, the Compensation Committee concluded that it was appropriate and advisable to make awards to the executives under the SIP. When making the awards to Messrs. Barbakow and Focht, the Compensation Committee determined that there were sound business reasons to reconsider its previously stated intention, which was formed prior to the time that the Merger was contemplated, not to grant any additional stock option awards to Mr. Barbakow prior to June 1, 1996, or to Mr. Focht prior to October 1, 1996. Thus, during the second quarter of fiscal year 1995, the Compensation Committee granted 500,000 options to Mr. Barbakow and a total of 1,140,000 options to the six executives as a group. Although it is the Compensation Committee's general policy to grant the executives SIP awards that are in general in the broad middle range of other companies, the fiscal year 1995 SIP awards were in the range of the upper quartile.

POLICY REGARDING ONE MILLION DOLLAR TAX DEDUCTION CAP

    The Internal Revenue Code generally provides that compensation in excess of $1,000,000 paid to "covered employees" as defined in Section 162(m) of the Code (the "Covered Employees") will not be deductible,unless such compensation is paid according to pre-established performance criteria approved in advance by the shareholders. In addition, awards of options granted to date at fair market value under the Company's SIP and the proceeds thereof have not been subject to the $1,000,000 cap. As discussed on page 27 below, the Company is proposing a new 1995 Stock Incentive Plan (the "Plan") in order to ensure that future awards will continue not to be subject to the $1,000,000 cap.

    The Compensation Committee believes that the AIP permits the Company to pay an award to a Covered Employee and deduct the compensation in excess of $1,000,000 from its federal income taxes in accordance with Section 162(m) of the Code. It is the intent of the Compensation Committee that the AIP and certain awards thereunder satisfy, in the case of participants who are or may be Covered Employees, the applicable requirements of Code Section 162(m). The amount available for awards under the AIP in any year shall be determined by the Compensation Committee.

    The Compensation Committee recommended to the Board that the Plan be adopted to permit the Company to pay an award thereunder to a Covered Employee and deduct the compensation in excess of $1,000,000 from its federal income taxes in accordance with Section 162(m) of the Code. The Board has approved the Plan and is recommending that the shareholders approve the Plan. It is the intent of the Compensation Committee that the Plan, and certain awards thereunder, satisfy, in the case of participants who are or may be Covered Employees, the applicable requirements of Section 162(m) of the Code.

    It is the Compensation Committee's policy to administer executive compensation in conformance with the provisions of Section 162(m) of the Code, except where, in its judgment, the interests of the Company and its shareholders are better served by a different approach. A participant who is or may be a Covered Employee may receive an award under the AIP, the Plan, or other compensation that is not a Code Section 162(m) award, but such award or other compensation may result in compensation that is not deductible by the Company for federal income tax purposes.

SUMMARY

    The Compensation Committee is committed to attracting, motivating and retaining executives who will help the Company meet the increasing challenges of the healthcare industry. The Compensation Committee recognizes its responsibility to the Company's shareholders and intends to continue to establish and implement compensation policies that are consistent with competitive practice, are based on the Company's and the executives' performance and permit the Company to attract, motivate and retain executives who will lead the Company in providing quality healthcare to its patients, competitive returns for its shareholders and challenging employment opportunities for its employees.

    This Report has been provided by the Compensation and Stock Option Committee of the Board of Directors of the Company.

   Bernice Bratter (Chairperson)
   Maurice J. DeWald
   Hon. Lester B. Korn

                         COMMON STOCK PERFORMANCE GRAPH

    The following graph shows the cumulative, five-year total return for Tenet's common stock compared with the Standard & Poor's 500 Stock Index (which includes Tenet) and the Standard & Poor's Healthcare Composite Index (a group of 29 companies, including Tenet).

    Performance data assumes that $100.00 was invested on June 1, 1990, in Tenet common stock and the two Standard & Poor's indices. The data assumes the reinvestment of all cash dividends, and the cash value of other distributions. Stock price performance shown in the graph is not necessarily indicative of future stock price performance.

                COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN
 TENET HEALTHCARE CORPORATION, S&P 500 INDEX AND S&P HEALTHCARE COMPOSITE INDEX

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

                      MAY-90      MAY-91      MAY-92      MAY-93      MAY-94      MAY-95
Tenet                 $ 100.00    $ 129.10     $ 83.92     $ 57.90    $ 100.83    $ 102.36
S&P 500               $ 100.00    $ 111.81    $ 122.91    $ 137.18    $ 141.79    $ 170.41
S&P Health Care       $ 100.00    $ 134.63    $ 135.07    $ 117.50    $ 115.87    $ 157.43

                             EMPLOYMENT AGREEMENTS

MR. BARBAKOW

    Mr. Barbakow was elected President and Chief Executive Officer of the Company on June 1, 1993. On July 28, 1993, Mr. Barbakow was elected Chairman of the Board and relinquished the position of President to Michael H. Focht, Sr., who was elected President. Mr. Barbakow does not have a formal employment agreement, but the terms of his employment are set forth in letters dated May 26 and June 1, 1993, and a memorandum dated June 14, 1993. The letters provide that his initial annual base salary was $850,000 and he will be entitled to participate in the Company's AIP, LTIP, pension and other benefit plans. In addition, he will receive the same type of fringe benefits and perquisites that are provided to other executive officers.

    Mr. Barbakow is guaranteed minimum annual bonuses of $500,000 for the fiscal years ending in 1995 and 1996 if the average closing price of Tenet's common stock during April and May of those years exceeds $13.25 and $14.50, respectively. Mr. Barbakow was paid a bonus of $574,560 for fiscal year 1995. In the event of involuntary termination without cause or "constructive termination" (as such term is described below) of Mr. Barbakow's employment with Tenet, payment of the foregoing aggregate guaranteed bonus amounts will be accelerated to the extent of the lesser of (i) the product of $1,500,000 multiplied by the fraction of which the numerator is (A) the cumulative number of shares that are vested pursuant to the terms of the "Barbakow Options" discussed below, and the denominator is (B) 2,000,000, or (ii) $500,000, $1,000,000 or $1,500,000 if the
average closing price of Tenet's common stock on the New York Stock Exchange during the sixty days preceding his termination exceeds $12.00, $13.25 or $14.50 per share, respectively. Payment of any guaranteed bonus amounts upon termination will be reduced by the cumulative annual bonuses previously paid to Mr. Barbakow.

    On June 1, 1993, Mr. Barbakow received a grant under the SIP of non-qualified options for 2,000,000 shares of Tenet common stock (the "Barbakow Options"). Each of the Barbakow Options has an exercise price of $9.50, which was the closing price of Tenet common stock on the grant date, and a term of ten years. One-third of the Barbakow Options vested on June 1, 1994, one-third vested on June 1, 1995 and one-third will vest on June 1, 1996. In the event of involuntary termination without cause or constructive termination (as such term is defined below) of Mr. Barbakow's employment at any time after a "Change of Control" (as such term is defined below), all 2,000,000 of the Barbakow Options will become fully vested and exercisable as of the date of such termination of employment. In the event of involuntary termination without cause or constructive termination of Mr. Barbakow's employment without a Change of Control, a portion of the Barbakow Options equal to (a) (i) 2,000,000 multiplied by (ii)(A) the number of full months that have elapsed from June 1, 1993 to the date of termination of employment divided by (B) 36 months, minus (b) the number of shares vested on or before the date of the involuntary termination without cause or constructive termination, but in no event for less than 500,000 shares, will become vested and exercisable as of the date of such termination.

    In addition to the accelerated bonus payments and the accelerated vesting of the Barbakow Options discussed above, in the event of Mr. Barbakow's termination, he will receive the benefits he is entitled to under the Company's pension and other benefit plans and any other benefits that may be approved at such time by the Board.

    "Constructive termination" is defined as voluntary termination of employment by Mr. Barbakow following (i) his removal as Chief Executive Officer of the Company, (ii) a reduction in the annual base salary then paid to him, or (iii) transfer of his principal office to a location outside of Los Angeles, Ventura or Santa Barbara County. A "Change of Control" of the Company is deemed to have occurred if any person (defined to mean an individual, firm, corporation or other entity), alone or together with its affiliates and associates (as defined in Rule 12b-2 of the General Rules and Regulations under the Exchange Act) becomes the beneficial owner of 20% or more of the general voting power of the Company.

    A special-purpose committee of the Board retained a nationally-recognized compensation consulting firm to assist it in negotiating the terms of Mr. Barbakow's employment and received an opinion from that firm stating that the terms of his employment were fair and reasonable.

CONSULTING, SEVERANCE, NONCOMPETITION AND CONFIDENTIALITY AGREEMENTS

    The duties of two former executive officers, William S. Banowsky and Vincent
J. Lico, were consolidated into the duties of remaining positions during fiscal year 1995. Messrs. Banowsky and Lico remained with Tenet through August 31, 1994, and May 31, 1995, respectively, following which they began receiving separation benefits in the form of salary and benefits continuation for 24 months. At the end of the 24 months, Messrs. Banowsky and Lico will be eligible for their retirement benefits.

    On June 28, 1994, the Company entered a Severance Protection Agreement (the "Schochet Agreement") with Barry Schochet, the Executive Vice President, Dallas Operations of the Company. The Schochet Agreement provides that if (a) a Change of Control (which is defined in the Schochet Agreement the same as it is defined in the SERP as set forth on page 14 ) occurs within two years of the date of the Schochet Agreement, and (b) one of the events, discussed on page 15, that causes additional benefits to be paid under the SERP occurs at any time within the two years following the date of the Change in Contol, the Company will pay Mr. Schochet two times his annual base salary then in effect within 30 days after such termination. In the event of a termination of employment under the Schochet Agreement on terms entitling Mr. Schochet to the benefits thereunder, the provision in the SERP prohibiting benefits from being paid to a participant if the participant becomes an employee or consultant of a competitor of the Company within three years of leaving the Company will be waived. In no event will (x) the total payments under the Schochet Agreement that are deemed to be contingent upon a Change of Control in accordance with Section 280G of the Code, when added to (y) the present value of all other payments that are payable to Mr. Schochet and are contingent upon a Change of Control, exceed an amount equal to 299% of his "base amount" as that term is defined in Code Section 280G and the regulations thereunder.

                           RELATED PARTY TRANSACTIONS

CERTAIN BUSINESS RELATIONSHIPS

    In fiscal year 1995, the Company paid Robert de Wetter, Ph.D., a licensed psychologist, $150,000 for his services as a psychologist to various Tenet facilities. In addition, Dr. de Wetter was reimbursed $6,751 for expenses. Dr. de Wetter is Peter de Wetter's son. Additionally, in fiscal year 1995, the Company made charitable contributions of $110,816 to Senior Health and Peer Counseling, which accounted for approximately 5.2% of its gross revenues. Bernice Bratter was the executive director of Senior Health and Peer Counseling until her retirement from that position on March 14, 1995. In July, 1995, Scott Brown was elected to the Board of Directors of Senior Health and Peer Counseling.

INDEBTEDNESS OF MANAGEMENT

    The following table reflects for each person who was at July 31, 1995, an executive officer or director of Tenet, the largest aggregate amount of indebtedness outstanding at any one time (exceeding $60,000 per individual) to the Company during the period from June 1, 1994, through July 31, 1995, and the amount of indebtedness at July 31, 1995:

                                                                 LARGEST
                                                                AGGREGATE          AMOUNT
                                                                AMOUNT OF        OUTSTANDING
                                                              INDEBTEDNESS       ON JULY 31,
           NAME                 CAPACITY IN WHICH SERVED     OUTSTANDING (1)      1995 (1)
---------------------------  ------------------------------  ---------------  -----------------
Michael H. Focht, Sr.        Director, President and Chief    $     206,171       $       0
                              Operating Officer
Maris Andersons              Senior Vice President and            1,088,074               0
                              Treasurer
Raymond L. Mathiasen         Senior Vice President and               68,516               0
                              Chief Financial Officer

------------------------
(1) The nature of the indebtedness, the nature of the transactions in which it was incurred and the interest rate paid or charged thereon are discussed below.

    Except as described below, the amounts shown above consisted of principal and accrued interest on (a) full recourse five-year promissory notes bearing interest at rates of 6.5%, 8% and 9% given to purchase Tenet common stock under the Company's stock option plans and/or (b) promissory notes given to Tenet upon its deposit of the optionees' federal and state income taxes under withholding requirements. Shares purchased or vested were pledged as security for these notes. The tax notes bore interest at 8% (except one note at 6.5%) and were payable on or before April 15 of the succeeding calendar year, unless such date otherwise was extended by the Company.

    Mr. Andersons borrowed $850,000 in fiscal year 1993. That loan, which was secured and bore interest at the prime rate until July 1, 1993, at which time the interest rate became prime plus 1%, was repaid in full on July 29, 1994.

    The Company does not intend to make any similar loans in the future. Furthermore, no similar loans may be made in the future without the prior approval of the Compensation Committee.

                           CERTAIN LEGAL PROCEEDINGS

    The shareholder derivative actions filed in the Los Angeles Superior Court in October and November of 1991 were consolidated into one shareholder derivative action entitled Harry Polikoff, Harry Ackerman, and Bette Rita Grayson, Derivatively on Behalf of Nominal Defendant National Medical Enterprises, Inc. v. Richard K. Eamer, Leonard Cohen, John C. Bedrosian, William
S. Banowsky, Ph.D., Jeffrey C. Barbakow, Bernice B. Bratter, Maurice J. DeWald, Peter de Wetter, Edward Egbert, M.D., Michael H. Focht, Sr., Raymond A. Hay, Nita P. Heckendorn, Taylor R. Jenson, Lloyd R. Johnson, James P. Livingston, A.J. Martinson, M.D., Howard F. Nachtman, M.D., Richard S. Schweiker, Richard L. Stever, Norman A. Zober, Maris Andersons, Scott M. Brown, Raymond L. Mathiasen and Marcus E. Powers, Defendants. Plaintiffs' suit was based primarily on alleged breaches of fiduciary duties and constructive fraud on the part of the individual defendants. The plaintiffs alleged that, among other things, the individual defendants knew or should have known of allegedly improper marketing, billing and other practices within what formerly was known as the Company's psychiatric division and failed to take appropriate action as required by their fiduciary responsibilities. Based on these claims, plaintiffs sought compensatory damages on behalf of the Company, punitive damages, injunctive relief, attorneys' fees, interest and costs. Defendants filed three separate demurrers that were sustained and resulted in dismissal of the action with prejudice on May 21, 1993. The dismissal was appealed by the plaintiffs.

    The federal class action lawsuits filed in October and November of 1991 were consolidated into one action pending in the U.S. District Court in the Central District of California entitled In Re National Medical Enterprises, Inc. Securities Litigation I. The defendants in this action were National Medical Enterprises, Inc., Richard K. Eamer, Leonard Cohen, John C. Bedrosian, William
S. Banowsky, Michael H. Focht, Sr., Norman A. Zober, Marcus E. Powers and Maris Andersons. The class action alleged violations of Section 10(b) of the Exchange Act. Specifically, plaintiffs alleged that each defendant knew or recklessly disregarded that the public statements made by the Company and several of its officers and directors in reports to the Securities and Exchange Commission and others were false and misleading because the financial data and projections were based upon a number of alleged illegal practices at many of the Company's psychiatric facilities. Plaintiffs sought compensatory damages, injunctive relief, attorneys' fees, interest and costs.

    As a result of a mediation process previously reported in the Company's Annual Report on Form 10-K for the fiscal year ended May 31, 1994, and Quarterly Report on Form 10-Q for the fiscal quarter ended November 30, 1994, the parties in the derivative and class action suits described above agreed to a global settlement of all plaintiffs' claims. The settlement, which will require court approval, involves a total payment of $63.75 million plus interest by or on behalf of the defendants. Of this amount, Tenet's directors' and officers' liability insurance ("D&O") carriers have agreed to pay a total of $32.5 million plus interest on behalf of the individual defendants. The Company will pay $31.25 million plus interest on its own behalf. In addition, one of the D&O carriers has reimbursed the Company for

$5.5 million in attorneys fees expended on the litigation. The parties in the federal class action litigation have executed a stipulation of settlement, and on July 3, 1995, the court issued an order preliminarily approving the settlement. A hearing regarding approval of the settlement is scheduled to take place on September 18, 1995. The parties to the derivative litigation have executed a memorandum of understanding regarding the terms of the settlement. A stipulation of settlement is expected and also will require court approval.

    Two additional federal class actions filed in August 1993 and previously reported in the Company's Annual Report on Form 10-K for the fiscal year ended May 31, 1994, were consolidated into one action pending in the U.S. District Court in the Central District of California captioned In re: National Medical Enterprises Securities Litigation II. These consolidated actions are on behalf of a purported class of shareholders who purchased or sold stock of the Company between January 14, 1993 and August 26, 1993, and allege that each of the defendants violated Section 10(b) of the Exchange Act. Specifically, plaintiffs allege that each defendant knew or recklessly disregarded that the public statements made by the Company and several of its officers and directors in reports to the Securities and Exchange Commission, in press releases, communications with shareholders, and communications with the financial community were false and misleading because the financial data and projections were based upon a number of alleged illegal practices at many of the Company's psychiatric facilities. Plaintiffs claim that each of the defendants was a direct participant in this wrongdoing and conspired with and aided and abetted each of the other defendants in perpetrating the alleged fraudulent scheme. Based on these claims, plaintiffs seek compensatory damages, injunctive relief, attorneys' fees, interest and costs. The parties commenced a voluntary mediation in July, 1994. The mediation efforts were unsuccessful and in May 1995 the parties agreed to proceed with the litigation. On June 23, 1995, the defendants filed a motion to dismiss and to strike plaintiffs' complaint. The Company believes it has meritorious defenses to this action and will defend this litigation vigorously.

    The Company continues to experience a greater than normal level of litigation relating to its former psychiatric operations. The majority of the lawsuits filed contain allegations of fraud and conspiracy against the Company and certain of its subsidiaries and former employees. The Company believes that the increase in litigation stems, in whole or in part, from advertisements by certain lawyers seeking former psychiatric patients in order to ascertain whether potential claims exist against the Company. The advertisements focus, in many instances, on the Company's settlement of past disputes involving the operations of its psychiatric subsidiaries, including the Company's 1994 resolution of the government's investigation and a corresponding criminal plea agreement. Among the suits filed during fiscal 1995 were two lawsuits in Texas aggregating approximately 760 individual plaintiffs who are purported to have been patients in certain Texas psychiatric facilities and a number of lawsuits filed in the District of Columbia. In addition, a purported class action was filed in Texas state court in May, 1995, entitled Justin Love vs. National Medical Enterprises, Inc.; NME Psychiatric Hospitals, Inc., f/k/a Psychiatric Institutes of America, Inc.; NME Specialty Hospitals, Inc., f/k/a North Houston Healthcare Campus, Inc., d/b/a Laurelwood Hospital; Baywood Hospital, Inc., d/b/a Baywood Hospital; Psychiatric Facility at Amarillo, Inc., f/k/a P.I.A. Amarillo, Inc., d/b/a Cedar Creek Hospital; P.I.A. Denton, Inc., d/b/a Twin Lakes Hospital; P.I.A. of Fort Worth, Inc., d/b/a Psychiatric Institute of Fort Worth; P.I.A. San Antonio, Inc., d/b/a Colonial Hills Hospital; P.I.A. Stafford, Inc., d/b/a Stafford Meadows Hospital; P.I.A. Waxahachie, Inc., d/b/ a
Willowbrook Hospital; Psychiatric Institute of Bedford, Inc., d/b/a Bedford Meadows Hospital; Psychiatric Institute of Sherman, Inc., d/b/a Arbor Creek Psychiatric Hospital; Brookhaven Psychiatric Pavilion; Richard K. Eamer; Leonard Cohen; John C. Bedrosian; Jeffrey C. Barbakow; Norman A. Zober; Ronald Bernstein; and Peter J. Alexis. The case contains allegations of fraud and conspiracy similar to those described above. The plaintiff purports to represent all psychiatric patients treated during the period of January 1987 through October 1991. The Company believes that the class is not capable of being certified. The Company believes it has a number of defenses to these actions and will defend the litigation vigorously. Until the lawsuits are resolved, however, the Company will continue to incur substantial legal expenses. The Company expects that additional lawsuits of this nature will be filed.

    On October 5, 1993, John Bedrosian filed the lawsuit John C. Bedrosian vs. National Medical Enterprises, Inc., Jeffrey C. Barbakow, Michael H. Focht, Sr., Bernice B. Bratter, Maurice J. DeWald, Peter de Wetter and Lester B. Korn in the Los Angeles Superior Court. Mr. Bedrosian, who was a director of the Company until September 28, 1994 and served as its Senior Executive Vice President until September 24, 1993, when his employment with the Company was terminated without cause pursuant to the terms of his employment agreement, alleged: breach of oral agreement; breach of implied in fact contract; breach of the covenant of good faith and fair dealing; negligent misrepresentation of material fact; bad faith denial of existence of a contract; breach of written agreement; age discrimination in employment; libel; tortious interference with contractual relations; conspiracy to interfere with contractual relations; and intentional infliction of emotional distress. The suit seeks damages in excess of $20,000,000, exemplary and punitive damages, declaratory relief, including relief from six loans he obtained from the Company, attorneys fees and costs of suit and other equitable relief. The Company filed a cross-complaint against him for his refusal to make repayment on his six loans. The Company also filed a motion to have the portion of Mr. Bedrosian's lawsuit that pertains to his employment agreement with the Company referred to a Superior Court Referee as provided in the employment agreement. The Company's motion was granted and Mr. Bedrosian's employment claims against the Company were referred to a Superior Court Referee for trial. The Company filed motions for summary judgment on several of Mr. Bedrosian's claims and on its cross-complaint against Mr. Bedrosian for his failure to repay his loans. The Company's motions for summary judgment ultimately were granted as to several of Mr. Bedrosian's claims against the Company, and also as to its claims against Mr. Bedrosian on his six loans totalling approximately $4,300,000. The trial of Mr. Bedrosian's employment-related claims took place in June and July, 1994 before a retired California Superior Court Judge sitting as a Referee. During that trial, the Court granted defendants' motion to have certain other of Mr. Bedrosian's employment claims dismissed. The trial on Mr. Bedrosian's two remaining claims was concluded on July 29, 1994. A decision on those claims was issued by the Referee on November 4, 1994. The Referee ruled that Mr. Bedrosian's claim of age discrimination was without merit, but that the Company must pay to Mr. Bedrosian approximately $476,000 in addition to amounts already paid to him under his employment contract for bonus compensation and other benefits under his employment contract. All of Mr. Bedrosian's other employment claims, including his claim that he was entitled to be employed by the Company until age 65, also were dismissed. Mr. Bedrosian filed numerous motions in the Superior Court attempting to have the decision of the Referee vacated on various grounds. All of those motions were denied. Mr. Bedrosian has appealed the denial of several of those motions, and those appeals currently are pending before the California Court of Appeal.

    A total of nine purported class actions (the "Class Actions") have been filed challenging the Merger in both Delaware and California. The seven Class Actions filed in the Delaware Court of Chancery have been consolidated under the caption, In re: American Medical Holdings, Inc., Shareholders Litigation, C.A. No. 13797, and discovery is continuing in this case. In addition, two purported class actions, entitled Ruth LeWinter and Raymond Cayuso v. the AMH Directors (with the exception of Harold S. Williams), NME and AMH, Case No. BC-115206 and David F. and Sylvia Goldstein v. O'Leary, NME, AMH, et al., Case No. BC-116104, have been filed in the Superior Court of the State of California, County of Los Angeles. The California actions have been stayed pending the resolution of the Delaware actions. Because the Merger has been consummated, plaintiffs seek rescission or rescissory damages, an accounting of all profits realized and to be realized by the defendants in connection with the Merger and the imposition of a constructive trust for the benefit of the plaintiffs and other members of the purported classes pending such an accounting. Plaintiffs also seek monetary damages of an unspecified amount together with prejudgment interest and attorney's and experts' fees. The Company believes that the complaints are without merit and will defend this litigation vigorously.

                      SHARES OWNED BY CERTAIN SHAREHOLDERS

    As shown in the table below, as of June 30, 1995, Oppenheimer Capital was the beneficial owner of 7.3% of the Company's common stock, Heine Securities Corp. was the beneficial owner of 5.6% of the Company's common stock and the Partnership was the beneficial owner of 5.2% of the Company's common stock. No other person is known by the Company to beneficially own more than 5% of its outstanding common stock.

                                       AMOUNT AND NATURE OF
        NAME AND ADDRESS               BENEFICIAL OWNERSHIP       PERCENT OF CLASS
---------------------------------  ----------------------------  -------------------
Oppenheimer Capital                    14,641,518 held directly            7.3%
200 Liberty Street
New York, NY 10281
Heine Securities Corp.                 11,238,300 held directly            5.6%
51 John F. Kennedy Parkway
Short Hills, NJ 07078
GKH Investments, L.P.                  10,382,050 held directly            5.2%
200 W. Madison Street
Chicago, IL 60606

2.  1995 STOCK INCENTIVE PLAN

    The Board approved the 1995 Stock Incentive Plan (the "Plan") upon the recommendation of the Compensation Committee. The Plan is substantially identical to the SIP approved by the Company's shareholders in 1991, except for the fact that the Plan is intended to comply with the requirements of Section 162(m) of the Code ("Section 162(m)"), discussed below, which became effective after the SIP was adopted.

    The Company feels that it is necessary to adopt the Plan at this time in order to have a Plan that allows it to make incentive awards that satisfy the requirements of Section 162(m) and because there are only 2,705,000 shares remaining available for awards under the SIP. Because of the Merger, more shares are needed to make grants in the ordinary course of business and thus accomplish the Company's goals of attracting, motivating and retaining qualified executives who can maximize long-term shareholder returns in the rapidly-changing healthcare industry.

    The primary features of the Plan are summarized below. The summary is qualified by, and subject to, the provisions of the Plan, a copy of which is attached as EXHIBIT A and should be referred to for a complete statement of the terms of the Plan. Capitalized terms not defined herein have the meaning given such terms in the Plan.

SHARES AVAILABLE UNDER THE PLAN

    There will be an aggregate of 10,000,000 shares of common stock available for issuance under the Plan. Such shares may be either authorized but unissued shares or previously issued shares reacquired by the Company, including shares purchased on the open market. The 10,000,000 additional shares constitute approximately five percent (5%) of the total number of shares of the Company's common stock outstanding. The closing price of the Company's common stock on August 23, 1995 was $15.125.

SECTION 162(M)

    Effective for compensation otherwise deductible in taxable years beginning after December 31, 1993, Section 162(m), enacted as part of the Omnibus Budget Reconciliation Act of 1993, generally precludes a publicly held corporation from taking a federal income tax deduction for compensation in excess of $1,000,000 paid to "covered employees" as defined in Section 162(m). Exceptions are made for, among other things, qualified performance-based compensation. It is the intent of the Company that the Plan, and certain awards thereunder, satisfy, in the case of Participants who are or may be covered employees, the applicable requirements of Section 162(m). A Participant who is or may be a covered employee nevertheless may receive an award under the Plan that does not satisfy the requirements of Section 162(m), which award may result in compensation in excess of $1,000,000 in the aggregate that is not deductible by the Company forfederal income tax purposes. The Company believes, however, that the Plan will permit the Company to pay to covered employees awards that satisfy the requirements of Section 162(m) and still deduct the aggregate compensation in excess of $1,000,000 that satisfies the requirements of Section 162(m).

    The Plan will be administered by the Compensation Committee. Section 162(m) requires that members of the Compensation Committee be "outside directors" as defined in Section 162(m). The members of the Compensation Committee satisfy that requirement.

    In  order  to  comply  with the  requirements  of  Section  162(m) regarding performance-based compensation, each year the Compensation Committee will establish one or more criteria to measure performance ("Performance Criteria") and set annual performance objectives ("Performance Goals") with respect to such Performance Criteria for the Company, a Business Unit(s) or an individual. A Participant's right to receive any payment with respect to an award designated as a Section 162(m) Award is determined by the degree of achievement of a Performance Goal or Goals. The specific Performance Goals must be established by the Compensation Committee in advance of the deadlines applicable under Section 162(m) and while the performance remains substantially uncertain. The Performance Goal must state, in terms of an objective formula or standard, the method of computing the compensation payable. With respect to a Section 162(m) Award, the Compensation Committee may in its sole discretion decrease, but not increase, the amount of the award that is otherwise payable.

    The Performance Criteria for Section 162(m) Awards will be limited to one or more of the following:

        (i) Income, either before or after income taxes, including or excluding interest, depreciation and amortization, extraordinary items and other material non-recurring gains or losses, discontinued operations, the cumulative effect of changes in accounting policies and the effects of any tax law changes;

        (ii) Return on average equity, which shall be income calculated in accordance with paragraph (i) above, divided by the average of stockholders' equity as of the beginning and as of the end of the applicable period;

        (iii) Primary or fully diluted earnings per share of common stock, which shall be income calculated in accordance with paragraph (i) above, divided by the weighted average number of shares and share equivalents of common stock;

        (iv) Net cash provided by operating activities based upon income calculated in accordance with paragraph (i) above; or

        (v) Quality of service and/or patient care, measured by the extent to which pre-set quality objectives are achieved by the Company or a Business Unit.

    Awards of Options and Appreciation Rights (described below) that (i) are granted with an exercise price equal to the Fair Market Value of the Company's common stock on the date of grant, and (ii) meet the individual limits discussed below, satisfy the requirements of Section 162(m) as performance-based compensation, whether or not designated as such. Incentive Stock Awards, Performance Units and Restricted Units (described below) will satisfy the requirements of Section 162(m) if they are based on and satisfy pre-established Performance Goals and are designated as Section 162(m) Awards at the time of grant.

    Awards that are not Section 162(m) Awards may be based not only on the foregoing Performance Criteria, but also on any other criteria related to performance selected by the Compensation Committee. All determinations regarding the achievement of Performance Goals, and the determination of actual Section 162(m) Awards, will be made by the Compensation Committee.

ADMINISTRATION OF THE PLAN; ELIGIBILITY AND AWARDS

    The Compensation Committee administers the Plan and selects the individuals eligible to participate in the Plan. An Eligible Person under the Plan, including an Eligible Person for purposes of receiving awards intended to satisfy the requirements of Section 162(m), means an Employee, advisor or consultant of the Company or any of its present or future Business Units who has been determined by the Compensation Committee to be a key Employee, consultant or advisor, but does not include a director who is not an Employee of the Company. Approximately 600 persons currently are eligible to participate in the Plan.

    Incentive Awards that may be granted under the Plan include Incentive Stock Options, non-qualified Options (Incentive Stock Options and non-qualified Options are collectively referred to herein as "Options"), Appreciation Rights, Incentive Stock Awards, Performance Units, Restricted Units, Section 162(m) Awards and cash bonus awards.

TERMS AND CONDITIONS OF STOCK OPTIONS

    The exercise price of each Option shall be determined by the Compensation Committee and shall not be less than an amount allowed by applicable law. The exercise price of an Incentive Stock Option, however, must be at least the Fair Market Value of the Company's common stock on the date of grant. Options may be exercised during a term not to exceed 15 years from the date of grant. Notwithstanding the foregoing, Incentive Stock Options are not exercisable after the expiration of 10 years from the date of the grant. At the time a Participant exercises an Option (other than, in the case of a Participant who is a covered employee at the time of exercise, an Option that meets the requirements of
Section 162(m)), the Compensation Committee may grant a cash bonus award to the Participant.

    Upon  the exercise of an Option, the  exercise price will be payable in full
(i) in cash, (ii) in the discretion of the Compensation Committee, by the assignment and delivery to the Company of shares of common stock owned by the optionee, (iii) in the discretion of the Compensation Committee, by a promissory note secured by shares of common stock bearing interest at a rate determined by the Compensation Committee, or (iv) by a combination of any of the above.

    With respect to Incentive Stock Options, the aggregate Fair Market Value (determined as of the date of grant) of the number of shares with respect to which the Incentive Stock Options are exercisable for the first time by an Employee during any calendar year (under the Plan or any other plan of the Company or a subsidiary within the meaning of Section 424(f) of the Code) shall not exceed $100,000 or such other limit as may be set forth in the Code. In addition, Incentive Stock Options are not transferable by the Employee, other than by will or by the laws of descent and distribution and shall be exercisable only by an Employee during his or her lifetime.

TERMS AND CONDITIONS OF APPRECIATION RIGHTS

    An Appreciation Right may be granted in connection with an Option, either at the time of grant or at any time thereafter during the term of the Option. An Appreciation Right granted in connection with an Option entitles the holder, upon exercise, to surrender the connected Option and to receive a payment equal to the difference between the exercise price of the connected Option and the Fair Market Value of the Company's common stock on the date of exercise multiplied by the number of shares as to which such Appreciation Right relates. The Options surrendered then cease to be exercisable.

    An Appreciation Right granted in connection with an Option (i) is exercisable only at such time or times as the related Option is exercisable,
(ii) expires no later than the related Option expires, and (iii) is not transferable except to the extent the related Option is transferable. An Appreciation Right granted in connection with an Incentive Stock Option may be exercised only when the market price of the common stock subject to the Incentive Stock Option exceeds the purchase price of a share of common stock related to the Incentive Stock Option.

    An Appreciation Right also may be granted without relationship to an Option and will be exercisable as determined by the Compensation Committee, but in no event after 15 years from the date of grant. An Appreciation Right granted without relationship to an Option entitles the holder, upon exercise, to a payment equal to the difference between the amount assigned to the Appreciation Right on the date of grant and the fair market value of the Company's common stock on the date of exercise multiplied by the number of shares to which the Appreciation Right relates.

    At the time of grant of either type of Appreciation Right, the Compensation Committee may determine the maximum amount payable with respect to such Appreciation Right. Payment for the exercise of an Appreciation Right may be in common stock of the Company or cash or a combination of cash and shares.

TERMS AND CONDITIONS OF INCENTIVE STOCK AWARDS

    An Incentive Stock Award is a right to the grant or purchase, at a price determined by the Compensation Committee, of common stock of the Company that is nontransferable and subject to substantial risk of forfeiture until specific conditions set by the Compensation Committee are met. Incentive Stock Awards may not be transferred, assigned or subject to any encumbrance, pledge or charge until the restrictions set by the Compensation Committee expire or are removed. Subject to the restrictions set by the Compensation Committee, the holder of an Incentive Stock Awards has all of the rights of a shareholder, including the right to vote and receive dividends, unless the Compensation Committee determines otherwise.

TERMS AND CONDITIONS OF PERFORMANCE UNITS

    Performance Units may be measured in whole or in part by the value of shares of common stock, the performance of the Participant, the performance of the Company, any Business Unit or any combination thereof. Such awards may be paid in common stock, cash or both, and are subject to such restrictions and conditions as the Compensation Committee determines are appropriate. At the time of grant, the Compensation Committee sets performance goals for performance periods, which may not exceed 15 years from the date of grant, and a range of payments for the performance during the period. At the end of the performance period, the Compensation Committee determines the payment to be made for the performance during the period. The Compensation Committee may consider significant events during the performance period when making the final award. During a performance period, the Compensation Committee may pay the Participant dividend equivalents on each Performance Unit.

TERMS AND CONDITIONS OF RESTRICTED UNITS

    Restricted Units may be  granted under the Plan  based on past, current  and potential performance. Such units are subject to such restrictions and conditions as the Compensation Committee determines are appropriate. At the time of grant, the Compensation Committee determines, in its sole discretion, the vesting period of the units and the maximum value of a unit. At the end of the vesting period, a cash amount equal in value to the Fair Market Value of one share of common stock on the last day of the vesting period, subject to the pre-determined maximum value established on the date of grant, is paid with respect to each unit. During a vesting period, the Compensation Committee may pay the Participant dividend equivalents on each Restricted Unit.

SECTION 162(M) AWARDS

    As described on page 27 above under "Section 162(m)," the Plan permits the Company to grant or pay awards to covered employees and, if such awards satisfy the requirements of Section 162(m), still deduct for federal income tax purposes the aggregate compensation in excess of $1,000,000 that satisfies the requirements of Section 162(m).

LIMITS ON AWARDS

    The awards made to any Eligible Person in any year will be determined by the Compensation Committee. The number of shares of common stock underlying Options and Appreciation Rights, Incentive Stock Awards, Performance Units and Restricted Units that may be granted under the Plan to any Eligible Person during any period of five consecutive fiscal years of the Company may not exceed an average of 500,000 shares per year, either individually or in the aggregate with respect to all such awards, subject to adjustment as provided in the Plan. To the extent required by Section 162(m), awards subject to the foregoing limit that are cancelled or repriced shall not be available again for grant under this maximum share limit. The limit for the dollar amount of Performance Units and Restricted Units denominated in cash that may be awarded to any Eligible Person per fiscal year is $1,500,000.

ADJUSTMENT PROVISIONS

    The Plan contains provisions permitting the Compensation Committee, in the case of a takeover bid or tender offer for 20% or more of the outstanding voting securities of the Company not previously approved by the Board, or if certain filings with the Securities and Exchange Commission are made, to take any one or more of the following actions: (i) accelerate the vesting dates of Options or Appreciation Rights, accelerate the vesting dates of outstanding Restricted Units or Incentive Stock Awards or the performance period of outstanding Performance Units, or make outstanding Performance Units fully payable; (ii) determine that any and all conditions associated with an Incentive Award have been met, (iii) grant cash bonuses to holders of Options (other than, in the case of a covered employee, an Option that meets the requirements of Section 162(m)), (iv) grant Appreciation Rights to holders of Options, (v) pay cash in exchange for the cancellation of outstanding Options, and (vi) make any other adjustments or amendments to the Plan and outstanding Incentive Awards and substitute new Incentive Awards. Awards also may be adjusted in the event of unusual events such as distributions in connection with a merger or reorganization or stock splits.

    Appreciation Rights or Options held by a person who was an Employee at the time such Appreciation Right or Option was granted expire immediately when the Participant ceases to be an Employee, except (i) if the employment is terminated by the Company other than for cause, the awards will expire three months thereafter unless by their terms they expire sooner, (ii) if the Employee retires at normal retirement age (or at an earlier date with the consent of the Company) or becomes permanently and totally disabled (as determined by the Compensation Committee) ("disabled") while employed, the awards are exercisable in accordance with their terms, (iii) if an Employee dies while employed, the awards become fully exercisable as of the date of death and expire three years after the date of death unless by their terms they expire sooner, (iv) if the Employee dies or becomes disabled within the three-month period referred to in
(i) above, the awards become fully exercisable as of the date of death or disability and will expire, in the case of death, one year from the date of death, and in the case of disability, in accordance with their terms, and (v) if the Employee dies or becomes disabled after the Employee retires at normal retirement age or with the consent of the Company, the awards fully vest as of the date of death or disability and will expire, in the case of death, one year from the date of death, and in the case of disability, in accordance with their terms.

    Incentive Stock Awards, Performance Units and Restricted Units (including any such award designated as a Section 162(m) Award) held by an Employee expire immediately when the Participant's employment with the Company terminates, except (i) in the event the holder dies, all restrictions on Incentive Stock Awards and Restricted Units terminate, (ii) if the Employee retires at normal retirement age (or at an earlier date with the consent of the Company) or becomes disabled, all such awards continue to vest normally so long as the Employee does not engage in or assist any competing business, and (iii) if the holder of Performance Units ceases to be an Employee prior to the end of the applicable performance period, the Compensation Committee, in its sole discretion, determines if, and when, a payment will be made.

FEDERAL INCOME TAX CONSEQUENCES

    The following is a general description of the Federal income tax consequences to Participants and the Company relating to Options and certain other awards that may be granted under the Plan. This discussion does not purport to cover all tax consequences relating to Options or other awards.

    An Eligible Person who receives Options or Appreciation Rights generally will not recognize any income, nor will the Company be entitled to any tax deduction, in the year of the grant. At the time that an Option (other than an Incentive Stock Option) or Appreciation Right is exercised, the Eligible Person will recognize ordinary income in an amount equal to the excess of (a) the Fair Market Value of the shares purchased (or subject to an Appreciation Right) over
(b) the exercise price of the Option for such shares (or the price stated in an Appreciation Right). The Company generally will be entitled to a deduction in an amount equal to the amount includable in the income of the Eligible Person, in the taxable year in which the Eligible Person is required to recognize the income. Payment of any cash bonus award in connection with the exercise of an Option or Appreciation Right similarly will be taxed to the Eligible Person as ordinary income and the Company will be entitled to a deduction in the same amount includable in income by the Eligible Person in the taxable year in which the Eligible Person is required to recognize the income.

    An Eligible Person who disposes of common stock received upon the exercise of an Option (other than an Incentive Stock Option) will recognize capital gain in an amount equal to the excess of (a) the amount realized on the disposition of the shares, over (b) the Fair Market Value of the shares on the date on which the Option was exercised. The capital gain will be considered long-term if the common stock received upon exercise of the Option (other than an Incentive Stock Option) is held for more than one year after the Option was exercised. The Company is not entitled to any deduction for federal income tax purposes upon an Eligible Person's disposition of stock received upon the exercise of an Option (other than in the circumstances described below, an Incentive Stock Option).

    An Employee will recognize no income for federal income tax purposes on the exercise of an Incentive Stock Option, provided that the exercise occurs during employment or within three months after termination, other than in the case of death or disability. If the common stock acquired upon the exercise of an Incentive Stock Option is held for a minimum of both (a) two years from the date of grant of the Incentive Stock Option and (b) one year from the date of exercise of the Incentive Stock Option, then any gain or loss recognized by the Employee on the sale of such common stock will be treated as a long-term capital gain or loss and the Company will not be entitled to any deduction for federal income tax purposes.

    If an Employee disposes of any of the common stock acquired on the exercise of an Incentive Stock Option within either (a) two years from the date of the grant of the Incentive Stock Option or (b) one year from the date of exercise of the Incentive Stock Option (a "Disqualifying Disposition"), then the Employee will be required to recognize as ordinary income in the year of the Disqualifying Disposition the difference between (x) the Fair Market Value of the common stock on the date of exercise, and (y) the purchase price paid for the common stock. Any amount realized by the Employee in excess of the Fair Market Value of the common stock on the exercise date will be treated as capital gain, and as long-term capital gain if the Employee has held the common stock for more than one year at the time of the Disqualifying Disposition. If, however, the Employee sells or exchanges common stock in a Disqualifying Disposition and the amount realized on such sale or exchange is less than the Fair Market Value of the common stock on the date of exercise of the Incentive Stock Option, then the amount of ordinary income that the Employee will be required to recognize will not exceed the excess of (1) the amount realized from the Disqualifying Disposition over (2) the purchase price paid for the common stock. In the event of a Disqualifying Disposition, the Company generally will receive a deduction for federal income tax purposes equal to the amount the Employee is required to recognize as ordinary income in the year of the Disqualifying Disposition.

    For alternative minimum tax purposes, an Employee who exercises an Incentive Stock Option must include the difference between (a) the Fair Market Value of the shares acquired upon exercise of an Incentive Stock option on the date of exercise over (b) the purchase price paid for the shares as an adjustment item in computing his or her alternative minimum taxable income in the taxable year in which the exercise occurs, unless the Employee disposes of the shares in the same taxable year as the year of exercise for an amount less than the Fair Market Value of the shares on the date of the exercise, in which case the excess of (x) the amount realized on the disposition, over (y) the purchase price paid for the shares, if any, must be included as an item of adjustment in the computation of alternative minimum taxable income.

    An Eligible Person who receives Restricted Units will not recognize income for federal income tax purposes until the Restricted Units vest. At that time the Eligible Person will be subject to tax at ordinary income tax rates on the amount of cash paid to the Eligible Person upon the vesting of such Restricted Units. The Company generally will be entitled to a deduction in an amount equal to the ordinary income includable by the Eligible Person, at the time the Eligible Person is required to recognize such income. Dividends paid on any Restricted Units prior to their vesting will be taxed to the Eligible Person as ordinary income when received.

    An Eligible Person who receives shares of common stock pursuant to Incentive Stock Awards or Performance Units which are both subject to a substantial risk of forfeiture and not transferable for purposes of Section 83 of the Code, will not recognize income for federal income tax purposes until the earlier to occur of the time when (a) the common stock is no longer subject to a substantial risk of forfeiture, and (b) the restrictions on the transfer of the shares of common stock lapse. At that time, the Eligible Person will be subject to tax at ordinary income tax rates on the difference between (1) the Fair Market Value of the common stock at such time, and (2) the amount, if any, paid for the shares. The Company generally will be entitled to a deduction in an amount equal to the ordinary income includable by the Eligible Person, at the time the Eligible Person is required to recognize such income. Dividends paid on any Incentive Stock Awards or Performance Units prior to termination of the restrictions will be taxed to the Eligible Person as ordinary income when received.

    An Eligible Person who receives shares of common stock pursuant to Incentive Stock Awards or Performance Units which are both subject to a substantial risk of forfeiture and not transferable at the time of grant may, however, elect to include in his or her taxable income the excess of (a) the Fair Market Value of the shares on the date of the grant or purchase, over (b) the purchase price paid for the shares, if any, in the year of grant or purchase. If the Eligible Person makes that election, the Company generally will be entitled to a deduction in an amount equal to the amount that the Eligible Person is required to include in income at the time that the Eligible Person is required to include such amount in income. On the sale or exchange of such shares by the Eligible Person, the Eligible Person will be entitled to treat as capital gain the excess of (1) the amount realized on the sale or exchange of the shares, over (2) the Fair Market Value of the shares on the purchase or grant date.

NEW PLAN BENEFITS

    It is not possible to determine at this time the awards that will be payable under the Plan. For information purposes, the table below sets forth the amounts that were awarded under the SIP during fiscal year 1995 to the named executive officers, all current executive officers as a group (the "Executive Group"), all current directors who are not executive officers as a group (the "Non-Executive Director Group") and all employees, including all current officers who are not executive officers, as a group (the "Employee Group").

                           1995 STOCK INCENTIVE PLAN

                                            SHARES
                                          UNDERLYING
                                            OPTION
NAME                                        AWARDS
----------------------------------------  -----------
Barbakow................................      500,000
Focht...................................      300,000
Schochet................................      100,000
Mathiasen...............................       80,000
Andersons...............................       80,000
Brown...................................       80,000
Executive Group.........................    1,140,000
Non-Executive Director Group (1)........            0
Employee Group..........................    5,060,200

------------------------
(1) Non-employee directors are not eligible to participate in the SIP and will not be eligible to participate in the Plan.

    Approval of the Plan requires the affirmative vote of a majority of the Company's shares present, or represented, and entitled to vote. Shares voted for the proposal and shares represented by returned proxies that do not contain instructions to vote against the proposal or to abstain from voting will be counted as shares cast for the proposal. Shares will be counted as cast against the proposal if the shares are voted either against the proposal or to abstain from voting. Broker non-votes will not change the number of votes cast for or against the proposal and will not be treated as shares entitled to vote. If the shareholders do not approve the Plan, the Board will consider whether to adopt some alternative arrangement based on its assessment of the needs of the Company.

    THE BOARD RECOMMENDS THAT THE SHAREHOLDERS VOTE FOR THE APPROVAL OF THE 1995 STOCK INCENTIVE PLAN.

3.  1995 EMPLOYEE STOCK PURCHASE PLAN

    The Board of Directors approved the 1995 Employee Stock Purchase Plan (the "Purchase Plan") upon the recommendation of the Compensation Committee. The purpose of the Purchase Plan is to enhance shareholder value and promote the attainment of significant business objectives of the Company by allowing employees to purchase the Company's stock at a discount, thereby giving the employees an interest in common with that of the shareholders.

    The primary features of the Purchase Plan are summarized below. The summary is qualified by, and subject to, the provisions of the Purchase Plan, a copy of which is attached as EXHIBIT B and should be referred to for a complete statement of the terms of the Purchase Plan.

ADMINISTRATION

    The Purchase Plan is administered by the Compensation Committee, which is composed of non-employee directors who are not eligible to participate in the Purchase Plan.

ELIGIBILITY

    Any employee of the Company or any subsidiary designated by the Committee who customarily works at least 20 hours per week and six months per year is eligible to participate in the Purchase Plan after having worked for the Company for six months. Approximately 48,000 employees currently are eligible to participate in the Purchase Plan. Non-employee directors of the Company are not eligible to participate in the Purchase Plan.

OPERATION OF THE PURCHASE PLAN

    Each employee eligible to participate in the Purchase Plan will be granted an option to contribute between one and ten percent of the employee's compensation towards the purchase of the Company's common stock at a purchase price for each three-month purchase period (a "Purchase Period") equal to the lower of (x) 85% of the fair market value of a share of the Company's common stock on the first day of the Purchase Period, and (y) 85% of the fair market value of a share of the Company's common stock on the last day of the Purchase Period. Fair market value is defined in the Purchase Plan as the closing price of the Company's common stock on the relevant date. The amount to be contributed by a participant will be deducted from each paycheck, held for the participant during a Purchase Period and applied towards the purchase of the Company's common stock on the last day of the Purchase Period. Unless otherwise determined by the Compensation Committee, amounts held for a participant during a Purchase Period will not bear interest. A participant may change the percentage of his or her compensation to be contributed for any given purchase period prior to the beginning of that period and may elect not to participate with respect to one or more plan periods, but then most wait until the next calendar year before participating again. In addition, participants who are reporting persons under
Section 16 of the Securities Exchange Act of 1934 and who choose to withdraw from participation in the Purchase Plan must wait at least six months after withdrawing before electing to participate again in the Purchase Plan. The Company will bear the costs of administration of the Purchase Plan, including any fees, costs and expenses relating to the purchase of shares. The employee will be responsible for all fees, costs and expenses due upon the sale of any shares purchased under the Purchase Plan. No fractional shares will be purchased under the Purchase Plan. Amounts that otherwise would have been applied to the purchase of fractional shares will continue to be held for the participant and be applied towards the purchase of shares on the last day of the next Purchase Period.

RESTRICTIONS ON PURCHASE

    No employee will have the right to purchase stock under the Purchase Plan if
(a) immediately after acquiring the right to purchase stock the employee would own five percent (5%) or more of the total combined voting power or value of all classes of stock of the Company or any subsidiary (taking into account all stock the ownership of which would be attributable to the employee under applicable provisions of the Code), (b) such right would permit the employee's right to purchase stock under the Purchase Plan and any other stock purchase plans of the Company and its subsidiaries in effect from time to time to exceed $25,000 of fair market value of such stock (determined as of the first day of each Purchase Period) for each calendar year, or (c) such right which would permit the employee to purchase more than 4,000 shares (or such other number of shares as may be determined in advance for any Purchase Period by the Committee) of Common Stock in any Purchase Period.

NUMBER OF SHARES AVAILABLE

    The number of shares available for purchase under the Purchase Plan is 2,000,000. Such shares will be treasury shares, shares purchased on the open market, newly issued shares reserved for issuance under the Purchase Plan or any combination thereof. Shares purchased for a participant will be held for the participant unless a participant requests that a certificate be issued for such shares. The participant will have the right to vote shares held for the participant's account. Any cash dividends paid with respect to shares of stock held for the account of a Participant will be, as determined by the Compensation Committee on a uniform basis for all Participants, either (i) distributed to the Participant, or (ii) credited to the Participant's account and used to purchase additional shares of stock under the Purchase Plan at the end of the next Purchase Period. The closing price of the Company's common stock on August 23, 1995 was $15.125 per share.

TERMINATION OF EMPLOYMENT

    Upon a participant's termination of employment, all contributions to the participant's account will cease and the participant will receive the cash balance remaining in the participant's account and a certificate or certificates evidencing the stock purchased by the participant. If a participant shall retire, become permanently disabled or die, contributions to the participant's account will cease and the participant or the participant's representative may elect to withdraw the remaining cash balance or to have the remaining cash balance applied to the purchase of stock on the last day of the Purchase Period.

BASIC FEDERAL TAX CONSEQUENCES

    No federal income tax will be recognized by the participant upon the grant of the option to purchase stock or upon the purchase of the stock under the Purchase Plan. If a participant disposes of stock purchased under the Purchase Plan within two years from the first day of the Purchase Period during which such stock was purchased, at the time of disposition the participant will recognize (a) ordinary income equal to the fair market value of the stock on the day it was purchased less the amount paid for the shares, and (b) a capital gain or loss equal to the difference between the participant's basis in the stock (the amount paid for the stock plus the amount taxed as ordinary income under subparagraph (a) above) and the amount realized upon the disposition of the stock. If the participant holds the stock for more than one year, the capital gain or loss will be a long-term capital gain or loss. The Company generally will be entitled to a deduction in the amount of the ordinary income on which the participant is taxed under subparagraph (a) above. A participant must notify the Company if the participant disposes of any stock purchased under the Purchase Plan within two years from the first day of the Purchase Period during which such stock was purchased.

    If a participant disposes of stock purchased under the Purchase Plan more than two years from the first day of the Purchase Period during which such stock was purchased, at the time of the disposition the participant will recognize ordinary income equal to the lesser of (x) the excess of the fair market value of the stock on the date of disposition over the amount paid for such stock, and
(y) 15% of the fair market value of such stock at the beginning of the Purchase Period in which the stock was purchased. In addition, the participant will recognize a long-term capital gain or loss equal to the difference between the participant's basis in the stock (the amount paid for the stock plus the amount taxed as ordinary income under subparagraph (x) above) and the amount realized upon the disposition of the stock. The Company will not be entitled to any deduction.

AMENDMENT OR TERMINATION OF THE PURCHASE PLAN

    The Board at any time may amend, suspend or discontinue the Purchase Plan, in whole or in part.

NEW PLAN BENEFITS

    It is not possible at this time to determine the dollar value of benefits available under the Purchase Plan. The table below sets forth the aggregate of the dollar values of the excess of the fair market values of the stock on the last day of each Purchase Period over the dollar amount of stock that would have been purchased during the period from July 1, 1994 through June 30, 1995 (the four most recent calendar quarters) by the named executive officers, all current executive officers as a group (the "Executive Group"), all current directors who are not executive officers as a group (the "Non-Executive Director Group") and all employees, including all current officers who are not executive officers, as a group (the "Employee Group") if the Purchase Plan had been in effect during such period and each had elected to participate to the maximum extent permissible, ten percent of his salary up to $25,000.

                          1995 EMPLOYEE STOCK PURCHASE PLAN (1)
------------------------------------------------------------------------------------------
NAME                                                                          DOLLAR VALUE
----------------------------------------------------------------------------  ------------
Barbakow....................................................................   $    5,426
Andersons...................................................................        4,432
Brown.......................................................................        4,493
Focht.......................................................................        4,809
Mathiasen...................................................................        4,312
Schochet....................................................................        4,324
Executive Group.............................................................       27,796
Non-Executive Director Group (2)............................................            0
Employee Group..............................................................           (3)

------------------------
(1) Amounts are not determinable for fiscal year 1996 because neither the participation level for such employee nor the Company's stock price are known at this time. Assuming that each executive officer had contributed the maximum of 10% of his base pay up to the maximum of $25,000 during the period from July 1, 1994, through June 30, 1995, the table reflects the dollar value (calculated as described below) of the shares that would have been purchased had the Purchase Plan been in effect for all of such period. The dollar value has been calculated by adding for each Purchase Period the amount obtained by multiplying (x) the number of shares that would have been purchased in such Purchase Period by (y) (i) the fair market value of the stock on the last day of such Purchase Period, minus (ii) the price the employee would have paid for the stock purchased on that day.
(2)  Non-employee directors  are not  eligible to  participate in  the  Purchase
     Plan.
(3)  It is not possible to calculate the dollar value for the Employee Group.

    Approval of the Purchase Plan requires the affirmative vote of a majority of the Company's shares present, or represented, and entitled to vote. Shares voted for the proposal and shares represented by returned proxies that do not contain instructions to vote against the proposal or to abstain from voting will be counted as shares cast for the proposal. Shares will be counted as cast against the proposal if the shares are voted either against the proposal or to abstain from voting. Broker non-votes will not change the number of votes cast for or against the proposal and will not be treated as shares entitled to vote. If the shareholders do not approve the Purchase Plan, the Purchase Plan will not go into effect and the Board will consider whether to adopt some alternative arrangement based on its assessment of the needs of the Company.

    THE BOARD RECOMMENDS THAT THE SHAREHOLDERS VOTE FOR THE APPROVAL OF THE 1995 EMPLOYEE STOCK PURCHASE PLAN.

4.  RATIFICATION OF SELECTION OF AUDITORS

SELECTION OF INDEPENDENT AUDITORS

    On the recommendation of the Audit Committee, the Board has selected KPMG Peat Marwick LLP to serve as independent auditors for the fiscal year ending May 31, 1996. KPMG Peat Marwick LLP is familiar with the operations of the Company and together with its predecessor organizations have been the Company's auditors since the Company's inception. The Audit Committee of the Board is satisfied with KPMG Peat Marwick LLP's reputation in the auditing field, its personnel, its professional qualifications and its independence.

    KPMG Peat Marwick LLP expects their representatives to attend the meeting to make a statement should they so desire and to respond to questions where appropriate.

SHAREHOLDER APPROVAL

    Ratification of the independent auditors by the shareholders requires the affirmative vote of a majority of the votes cast by the holders of shares entitled to vote in the election at the Annual Meeting, provided a quorum is present. Unless marked to the contrary, proxies will be voted "FOR" the ratification of the selection of KPMG Peat Marwick LLP as the Company's auditor. If a favorable vote is not obtained, other auditors will be selected by the Board.

    THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE FOR THE RATIFICATION OF THE SELECTION OF KPMG PEAT MARWICK LLP.

                   DATE FOR RECEIPT OF SHAREHOLDER PROPOSALS

    Any proposals by security holders intended to be presented at the next annual meeting must be received by the Company for inclusion in its proxy statement and form of proxy relating to that meeting by May 1, 1996.

                                 MISCELLANEOUS

    A copy of the Company's Annual Report on Form 10-K for the fiscal year ended May 31, 1995, as filed with the Securities and Exchange Commission, excluding certain exhibits thereto, may be obtained without charge, by writing Scott M. Brown, Secretary, Tenet Healthcare Corporation, 2700 Colorado Boulevard, Santa Monica, California , 90404 or by telephoning Mr. Brown at (310) 998-8000 or by leaving a voice mail request at (310) 998-8200.

                                          By Order of the Board of Directors
                                          Scott M. Brown
                                          SECRETARY

Santa Monica, California
August 25, 1995

                                                                       EXHIBIT A

                          TENET HEALTHCARE CORPORATION

                           1995 STOCK INCENTIVE PLAN

1.  PURPOSE OF THE PLAN.

    The purpose of the 1995 Stock Incentive Plan of Tenet Healthcare Corporation is to promote the interests of the Company and its shareholders by strengthening the Company's ability to attract, motivate and retain employees, advisors and consultants of training, experience and ability, and to provide a means to encourage stock ownership and a proprietary interest in the Company to officers and valued employees of the Company and consultants and advisors to the Company upon whose judgment, initiative, and efforts the financial success and growth of the business of the Company largely depend.

2.  DEFINITIONS.

    (a) "Appreciation Right" means a right to receive an amount, representing the difference between a price per share of Common Stock assigned on the date of grant and the Fair Market Value of a share of Common Stock on the date of exercise of such grant, payable in cash and/or Common Stock.

    (b) "Board" means the Board of Directors of the Company.

    (c) "Business Unit" means any division, group, subsidiary or other unit within the Company which is designated by the Committee to constitute a Business Unit.

    (d) "Code" means the Internal Revenue Code of 1986, as amended.

    (e) "Committee" means the Compensation and Stock Option Committee of the Board, unless the Board appoints another committee to administer the Plan.

    (f)  "Common Stock" means the $0.075 par value Common Stock of the Company.

    (g) "Company" means Tenet Healthcare Corporation, a Nevada corporation.

    (h) "Eligible Person" means an Employee, advisor or consultant of the Company or any of its present or future Business Units but shall not include a director who is not an Employee of the Company.

    (i) "Employee" means any executive officer or any employee of the Company, or of any of its present or future Business Units.

    (j) "Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time or any successor statute.

    (k) "Fair Market Value" means the closing price of a share of Common Stock on the New York Stock Exchange on the date as of which fair market value is to be determined or the actual sale price of the shares acquired upon exercise if the shares are sold in a same day sale, or if no sales were made on such date, the closing price of such shares on the New York Stock Exchange on the next preceding date on which there were such sales.

    (l) "Incentive Award" means an Option, Incentive Stock Award, Appreciation Right, Performance Unit, Restricted Unit, a Section 162(m) Award or cash bonus award granted under the Plan.

    (m) "Incentive Stock Award" means a right to the grant or purchase, at a price determined by the Committee, of Common Stock of the Company which is nontransferable and subject to substantial risk of forfeiture until specific conditions are met. Such conditions will be determined by the Committee. An Incentive Stock Award includes a Performance Unit paid in Common Stock of the Company.

    (n)  "Incentive  Stock Option"  means an  Option  intended to  qualify under
Section 422 of the Code and the Treasury Regulations thereunder.

    (o) "Option" means an Incentive Stock Option or a nonqualified stock option.

    (p) "Participant" means any Eligible Person selected to receive an Incentive Award pursuant to Section 5.

    (q) "Plan" means the 1995 Stock Incentive Plan as set forth herein, as it may be amended from time to time.

    (r) "Performance Criteria" means one or more of the following criteria selected by, and as further defined by, the Committee to measure achievement of Performance Goals:

         (i) Income, either before or after income taxes, including or excluding interest, depreciation and amortization, extraordinary items and other material non-recurring gains or losses, discontinued operations, the cumulative effect of changes in accounting policies and the effects of any tax law changes;

        (ii) Return on average equity, which shall be income calculated in accordance with paragraph (i) above, divided by the average of stockholders' equity as of the beginning and as of the end of the applicable period;

        (iii) Primary or fully diluted earnings per share of Common Stock, which shall be income calculated in accordance with paragraph (i) above, divided by the weighted average number of shares and share equivalents of Common Stock;

        (iv) Net cash provided by operating activities based upon income calculated in accordance with paragraph (i) above; or

        (v) Quality of service and/or patient care, measured by the extent to which pre-set quality objectives are achieved by the Company or a Business Unit.

    (s) "Performance Goals" are the performance objectives with respect to Performance Criteria established by the Committee for the Company or a Business Unit for the purpose of determining whether, and the extent to which, a Section 162(m) Award will be awarded or paid.

    (t) "Performance Unit" means a grant made under Section 9 entitling a Participant to a payment of Common Stock or cash at the end of a performance period if certain conditions as may be established by the Committee are met.

    (u) "Restricted Unit" means a grant made under Section 10 entitling a Participant to a payment of cash at the end of a vesting period established by the Committee equivalent in value to the Fair Market Value of a share of Common Stock with such limits as to maximum value, if any, as may be established by the Committee.

    (v) "Section 162(m)" means Section 162(m) of the Code and regulations and governmental interpretations thereunder.

    (w) "Section 162(m) Award" means an Incentive Stock Award, a Performance Unit or a Restricted Unit meeting the requirements of Section 11.

3.  SHARES OF COMMON STOCK SUBJECT TO THE PLAN.

    (a) Subject to the provisions of Section 3(c) and Section 13, the aggregate number of shares of Common Stock that may be issued or transferred or exercised pursuant to Incentive Awards under the Plan is 10,000,000 shares of Common Stock.

    (b) The shares of Common Stock to be delivered under the Plan will be made available, at the discretion of the Board or the Committee, either from authorized but unissued shares of Common Stock or from previously issued shares of Common Stock reacquired by the Company, including shares purchased on the open market.

    (c) If any share of Common Stock that is the subject of an Incentive Award is not issued or transferred and ceases to be issuable or transferable for any reason, such share of Common Stock will no longer be charged against the limitations provided for in Section 3(a) and may again be made subject to Incentive Awards. However, shares as to which an Option has been surrendered in connection with the exercise of a related Appreciation Right will not again be available for the grant of any further Incentive Awards. Incentive Awards to the extent they are paid out in cash and not in Common Stock shall not be applied against the limitations provided for in Section 3(a).

4.  ADMINISTRATION OF THE PLAN.

    (a) The Plan will be administered by the Committee, which will consist of two or more persons (i) who are not eligible to receive Incentive Awards under the Plan, (ii) who have not been eligible at any time within one year before appointment to the Committee for selection as persons to whom Incentive Awards may be granted pursuant to the Plan, or to whom shares may be allocated or Options or Appreciation Rights may be granted pursuant to any other plan of the Company or any of its Business Units entitling the participants therein to acquire stock, appreciation rights, or options of the Company or any of its present or future Business Units, except that this requirement shall not prohibit any person from serving on the Committee solely by reason of the fact that such person is eligible or may have been granted such rights under the Company's Directors Stock Option Plan or the Director Restricted Share Plan and
(iii) who satisfy  the requirements  of an  "outside director"  for purposes  of
Section 162(m).

    (b) The Committee has and may exercise such powers and authority of the Board as may be necessary or appropriate for the Committee to carry out its functions as described in the Plan. The Committee has authority in its discretion to determine the Eligible Persons to whom, and the time or times at which, Incentive Awards may be granted and the number of shares, units, or Appreciation Rights subject to each Incentive Award. The Committee also has authority to interpret the Plan, to make determinations as to whether a grantee is permanently and totally disabled, and to determine the terms and provisions of the respective Incentive Award agreements and to make all other determinations necessary or advisable for Plan administration. The Committee has authority to prescribe, amend, and rescind rules and regulations relating to the Plan. All interpretations, determinations, and actions by the Committee will be final, conclusive, and binding upon all parties.

    (c) No member of the Board nor the Committee will be liable for any action or determination made in good faith by the Board or the Committee with respect to the Plan or any Incentive Award under it.

5.  ELIGIBILITY.

    (a) All Employees who have been determined by the Committee to be key Employees and all consultants and advisors to the Company, or to any Business Unit, present or future, that have been determined by the Committee to be key consultants or advisors are eligible to receive Incentive Awards under the Plan; however, only Employees who have been determined by the Committee to be key Employees of the Company or any subsidiary corporation (within the meaning of Section 424(f) of the Code) shall be eligible to receive Incentive Stock Options under the Plan. The Committee has authority, in its sole discretion, to determine and designate from time to time those Eligible Persons who are to be granted Incentive Awards, and the type and amount of Incentive Award to be granted. Each Incentive Award will be evidenced by a written instrument and may include any other terms and conditions consistent with the Plan, as the Committee may determine.

    (b) No person will be eligible for the grant of any Incentive Stock Option who owns or would own immediately after the grant of such Option, directly or indirectly, stock possessing more than ten percent of the total combined voting power of all classes of stock of the Company or of any subsidiary corporation (within the meaning of Section 424(f) of the Code). This does not apply if, at the time such Incentive Stock Option is granted, the Incentive Stock Option price is at least 110% of the Fair Market Value of the Common Stock on the date of the grant. In this event, the Incentive Stock Option by its terms is not exercisable after the expiration of five years from the date of grant.

6.  TERMS AND CONDITIONS OF STOCK OPTIONS.

    (a) The exercise price per share for each Option shall be determined by the Committee and shall not be less than an amount allowed by applicable law; however, the exercise price under an Incentive Stock Option will be at least equal to the Fair Market Value of the Common Stock on the date of grant.

    (b) Options shall vest and may be exercised as determined by the Committee but in no event may an Option be exercisable after 15 years from the date of grant; however, an Incentive Stock Option shall not be exercisable after 10 years from the date of the grant.

    (c) Upon the exercise of an Option, the exercise price will be payable in full in cash or, in the discretion of the Committee, by the assignment and delivery to the Company of shares of Common Stock owned by the optionee (including Common Stock subject to Incentive Stock Awards under the Plan); or in the discretion of the Committee, by a promissory note secured by shares of Common Stock bearing interest at a rate determined by the Committee; or by a combination of any of the above. The exercise price may, in the discretion of the Committee, also be paid by delivering a properly executed exercise notice for such Option along with irrevocable instructions to a broker to deliver promptly to the Company the amount of sale or loan proceeds necessary to fully pay the purchase price and such other documents as the Committee may determine. Any shares assigned and delivered to the Company in payment or partial payment of the exercise price will be valued at the Fair Market Value on the exercise date.

    (d) With respect to Incentive Stock Options granted under the Plan, the aggregate Fair Market Value (determined as of the date the Incentive Stock Option is granted) of the number of shares with respect to which Incentive Stock Options are exercisable for the first time by an Employee during any calendar year (under the Plan or any other plan of the Company or a subsidiary corporation (within the meaning of Section 424(f) of the Code)) shall not exceed one hundred thousand dollars ($100,000) or such other limit as may be set forth in the Code.

    (e) No fractional shares will be issued pursuant to the exercise of an Option nor will any cash payment be made in lieu of fractional shares.

    (f) With respect to the exercise of an Option under the Plan, the Participant may, in the discretion of the Committee, receive a replacement Option under the Plan to purchase a number of shares of Common Stock equal to the number of shares of Common Stock, if any, which the Participant delivered on exercise of the Option, with a purchase price equal to the Fair Market Value on the exercise date and with a term extending to the expiration date of the original Option.

    (g) At the time a Participant exercises an Option (other than, in the case of a participant who is a "covered employee" for purposes of Section 162(m) at the time of exercise, an Option that meets the requirements of Section 162(m)), the Committee may grant a cash bonus award in such amount as the Committee may determine. The Committee may make such a determination at the time of grant or exercise. The cash bonus award may be subject to any condition imposed by the Committee, including a reservation of the right to revoke a cash bonus award at any time before it is paid.

    (h) All Incentive Stock Options shall be granted within 10 years from the date this Plan is adopted or is approved by the shareholders, whichever is earlier.

    (i) Incentive Stock Options by their terms shall not be transferable by the Employee, other than by will or by laws of descent and distribution and shall be exercisable only by an Employee during his or her lifetime.

7.  TERMS AND CONDITIONS OF APPRECIATION RIGHTS.

    (a) An Appreciation Right may be granted in connection with an Option, either at the time of grant or at any time thereafter during the term of the Option.

    (b) An Appreciation Right granted in connection with an Option will entitle the holder, upon exercise, to surrender such Option or any portion thereof to the extent unexercised, with respect to the number of shares as to which such Appreciation Right is exercised, and to receive payment of an amount computed pursuant to Section 7(d). Such Option will, to the extent and when surrendered, cease to be exercisable.

    (c) Subject to Section 7(i), an Appreciation Right granted in connection with an Option hereunder will be exercisable to such time or times, and only to the extent, that a related Option is exercisable, will expire no later than the related Option expires and will not be transferable except to the extent that such related Option may be transferable.

    (d) Upon the exercise of an Appreciation Right granted in connection with an Option, the holder will be entitled to receive payment of an amount determined by multiplying:

         (i) The difference obtained by subtracting the purchase price of a share of Common Stock specified in the related Option from the Fair Market Value of a share of Common Stock on the date of exercise of such Appreciation Right, by

        (ii) The number of shares as to which such Appreciation Right will have been exercised.

    (e) An Appreciation Right may be granted without relationship to an Option and, in such case, will be exercisable as determined by the Committee, but in no event after 15 years from the date of grant.

    (f) An Appreciation Right granted without relationship to an Option will entitle the holder, upon exercise of the Appreciation Right, to receive payment of an amount determined by multiplying:

         (i) The difference obtained by subtracting the amount assigned to the Appreciation Right by the Committee on the date of grant (which shall not be less than the amount allowed by applicable law) from the Fair Market Value of a share of Common Stock on the date of exercise of such Appreciation Right, by

        (ii) The number of shares as to which such Appreciation Right will have been exercised.

    (g) At the time of grant of an Appreciation Right, the Committee may determine the maximum amount payable with respect to such Appreciation Right; however, such maximum amount shall in no event be greater than the applicable amount determined in accordance with Section 7(d) or 7(f).

    (h) Payment of the amount determined under Section 7(d) or (f) may be made solely in whole shares of Common Stock valued at their Fair Market Value on the date of exercise of the Appreciation Right or alternatively, in the sole discretion of the Committee, solely in cash or a combination of cash and shares as the Committee deems advisable. If the Committee decides that payment may be made in shares of Common Stock, and the amount payable results in a fractional share, payment for the fractional share will be made in cash.

    (i) An Appreciation Right granted in connection with an Incentive Stock Option may be exercised only when the market price of the Common Stock subject to the Incentive Stock Option exceeds the purchase price of a share of Common Stock related to the Incentive Stock Option.

8.  TERMS AND CONDITIONS OF INCENTIVE STOCK AWARDS.

    (a) All shares of Incentive Stock Awards granted pursuant to the Plan will be subject to the following conditions:

         (i) The shares may not be transferred, assigned or subject to any encumbrance, pledge or charge until the restrictions are removed or expire or unless otherwise allowed by the Committee.

        (ii) The Committee may require the Participant to enter into an escrow agreement providing that the certificates representing Incentive Stock Awards granted or sold pursuant to the Plan will remain in the physical custody of an escrow holder until all restrictions are removed or expire.

        (iii) Each certificate representing Incentive Stock Awards granted pursuant to the Plan will bear a legend making appropriate reference to the restrictions imposed.

        (iv) The Committee may impose such conditions on any shares granted or sold pursuant to the Plan as it may deem advisable, including, without limitation, restrictions under the Securities Act of 1933, as amended, under the requirements of any stock exchange upon which such shares of the same class are then listed and under any blue sky or other securities laws applicable to such shares.

        (v) The Committee, in its sole discretion, may elect to settle all or a portion of an Incentive Stock Award in cash in lieu of issuing shares of Common Stock based on the Fair Market Value on the date of payment.

    (b) The restrictions imposed under subparagraph (a) above upon Incentive Stock Awards will lapse in accordance with a schedule or other conditions as determined by the Committee, subject to the provisions of Section 13(d) and
Section 15(e).

    (c) Subject to the provisions of subparagraph (a) above and Section 15(e), the holder will have all rights of a shareholder with respect to the Incentive Stock Awards granted or sold, including the right to vote the shares and receive all dividends and other distributions paid or made with respect thereto, unless the Committee determines otherwise at the time the Incentive Stock Awards are granted or sold.

9.  TERMS AND CONDITIONS OF PERFORMANCE UNITS.

    Performance Units, measured in whole or in part by the value of shares of Common Stock, the performance of the Participant, the performance of the Company or any Business Unit or any combination thereof, may be granted under the Plan. Such incentives may be payable in Common Stock, cash or both, and shall be subject to such restrictions and conditions, as the Committee shall determine. At the time of a Performance Unit grant, the Committee shall determine, in its sole discretion, one or more performance periods and performance goals to be achieved during the applicable performance periods as well as a target payment value for the Performance Unit or a range of payment values. No performance period shall exceed 15 years from the date of the grant. The performance goals applicable to a Performance Unit grant may be subject to such later revisions as the Committee shall deem appropriate to reflect significant unforeseen events such as changes in laws, regulations or accounting practices, or unusual or nonrecurring items or occurrences. At the end of the performance period, the Committee shall determine the extent to which performance goals have been attained or a degree of achievement between maximum and minimum levels in order to establish the level of payment to be made, if any, and shall determine if payment is to be made in the form of Common Stock or cash or both.

    The Committee may provide that during a performance period a Participant shall be paid a cash amount per Performance Unit in the same amount and at the same time as a dividend on a share of Common Stock.

10.  TERMS AND CONDITIONS OF RESTRICTED UNITS.

    Restricted Units may be granted under the Plan based on past, current and potential performance. Such Units shall be subject to such restrictions and conditions as the Committee shall determine. At the time of a Restricted Unit grant, the Committee shall determine, in its sole discretion, the vesting period of the Units and the maximum value of the Units. No vesting period shall exceed 15 years from the date of the grant. A Restricted Unit grant may be made subject to such later revisions as the Committee shall deem appropriate to reflect significant unforeseen events such as changes in laws, regulations or accounting practices, or unusual or nonrecurring items or occurrences. At the end of the vesting period applicable to Restricted Units granted to a Participant, a cash amount equivalent in value to the Fair Market Value of one share of Common Stock on the last day of the vesting period, subject to any maximum value determined by the Committee at the time of grant, shall be paid with respect to each such Restricted Unit to the Participant.

    During the vesting period for Restricted Units, the Committee may provide that a Participant shall be paid with respect to each Restricted Unit, cash amounts in the same amount and at the same time as a dividend on a share of Common Stock.

11.  SECTION 162(M) AWARDS.

    Without limiting the generality of the foregoing, any of the Incentive Stock Awards, Performance Units or Restricted Units referred to in Sections 8, 9 and 10, respectively, may be granted as awards that satisfy the additional requirements of this Section 11 so as to qualify for exemption as "performance-based compensation" within the meaning of Section 162(m). Any such award shall be designated as a Section 162(m) Award at the time of grant.

    (a) ELIGIBLE CLASS. The eligible class of persons for Section 162(m) Awards shall be all Eligible Persons.

    (b) PERFORMANCE GOALS. A Participant's right to receive any payment with respect to an Incentive Award designated as a Section 162(m) Award shall be determined by the degree of achievement of a Performance Goal or Goals. The specific Performance Goals with respect to a Section 162(m) Award must be established by the Committee in advance of the deadlines applicable under
Section 162(m) and while the performance relating to the Performance Goals remains substantially uncertain. Notwithstanding anything elsewhere in the Plan to the contrary (other than Section 13(d)), as and to the extent required by
Section 162(m), the Performance Goal must state, in terms of an objective formula or standard, the method of computing the amount of compensation payable to the Participant if the Performance Goal is attained, and must preclude discretion to increase the amount of compensation payable that otherwise would be due upon attainment of the Performance Goal.

    (c) COMMITTEE CERTIFICATION. Before any Section 162(m) Award is paid to a Participant, the Committee must certify in writing (by resolution or otherwise) that the applicable Performance Goals and any other material terms of the
Section 162(m) Award were satisfied; PROVIDED, HOWEVER, that a Section 162(m) Award may be paid without regard to the satisfaction of the applicable
Performance Goal (and the requirements of Section 162(m)) in the event of a Change in Control as provided in Section 13(d).

    (d) TERMS AND CONDITIONS OF AWARDS; COMMITTEE DISCRETION TO REDUCE AWARDS. The Committee shall have discretion to determine the conditions, restrictions or other limitations, in accordance with the terms of this Plan and Section 162(m), on the payment of individual Section 162(m) Awards. To the extent set forth in a
Section 162(m) Award agreement, the Committee may reserve the right to reduce the amount payable in accordance with any standards or on any other basis (including the Committee's discretion), as the Committee may impose.

    (e)  ADJUSTMENTS FOR  MATERIAL CHANGES.  As and  to the  extent permitted by
Section 162(m), in the event of (i) a change in corporate capitalization, a corporate transaction or a complete or partial corporate liquidation, or (ii) any extraordinary gain or loss or other event that is treated for accounting purposes as an extraordinary item under generally accepted accounting principles, or (iii) any material change in accounting policies or practices affecting the Company and/or the Performance Goals, then, to the extent any of the foregoing events was not anticipated at the time the Performance Goals were established, the Committee may make adjustments to the Performance Goals, based solely on objective criteria, so as to neutralize the effect of the event on the applicable Section 162(m) Award.

    (f) INTERPRETATION. It is the intent of the Company that the Section 162(m) Awards satisfy, and be interpreted in a manner that satisfy, the applicable requirements of Section 162(m), including the requirements for performance-based compensation under Section 162(m)(4)(C), so that the Company's tax deduction for remuneration in respect of such an award for services performed by employees of the Company who are subject to Section 162(m) is not disallowed in whole or in part by the operation of such Code section. If any provision of this Plan otherwise would frustrate or conflict with the intent expressed in this Section 11, that provision, to the extent possible, shall be interpreted and deemed amended so as to avoid such conflict. To the extent of any remaining irreconcilable conflict with such intent, such provision shall be deemed void as applicable to such employees with respect to whom such conflict exists. Nothing herein shall be interpreted so as to preclude any Eligible Person from receiving an award that is not a Section 162(m) Award.

12.  LIMITS ON AWARDS

    The maximum number of shares of Common Stock or stock units underlying (i) Options and Appreciation Rights and/or (ii) Incentive Stock Awards, Performance Units and Restricted Units, that may be granted to any Eligible Person during any period of five consecutive fiscal years of the Company, beginning with fiscal year 1996, shall not exceed an average number of 500,000 shares per year, either individually or in the aggregate with respect to all such types of awards, with such number of shares subject to adjustment on the same basis as provided in Section 13. To the extent required by Section 162(m), awards subject to the foregoing limit that are cancelled or repriced shall not again be available for grant under this limit. The maximum dollar amount of compensation in respect of Performance Units and Restricted Units denominated in cash (rather than in Common Stock or stock units) that may be paid to any Eligible Person during any fiscal year of the Company shall not exceed $1,500,000.

13.  ADJUSTMENT PROVISIONS.

    (a) Subject to Section 13(b), if the outstanding shares of Common Stock of the Company are increased, decreased, or exchanged for a different number or kind of shares or other securities, or if additional shares or new or different shares or other securities are distributed with respect to such shares of Common Stock or other securities, through merger, consolidation, spin off, sale of all or substantially all the property of the Company, reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split or other distribution with respect to such shares of Common Stock, or other securities, an appropriate and proportionate adjustment may be made in (i) the maximum number and kind of shares provided in Section 3, (ii) the number and kind of shares, units, or other securities subject to the then-outstanding Incentive Awards, and (iii) the price for each share or other unit of any other securities subject to then-outstanding Incentive Awards without change in the aggregate purchase price or value as to which such Incentive Awards remain exercisable or subject to restrictions.

    (b) Despite the provisions of Section 13(a), upon dissolution or liquidation of the Company or upon a reorganization, merger, or consolidation of the Company with one or more corporations as a result of which the Company is not the surviving corporation, or upon the sale of all or substantially all the property of the Company, all Incentive Awards then outstanding under the Plan will be fully vested and exercisable and all restrictions will immediately cease, unless provisions are made in connection with such transaction for the continuance of the Plan and the assumption or the substitution for such Incentive Awards of new incentive awards covering the stock of a successor employer corporation, or a parent or subsidiary thereof, with appropriate adjustments as to the number and kind of shares and prices.

    (c) Adjustments under Section 13(a) and 13(b) will be made by the Committee, whose determination as to what adjustments will be made and the extent thereof will be final, binding and conclusive. No fractional interest will be issued under the Plan on account of any such adjustments.

    (d) In the event a Change of Control occurs or in the event that any Person makes a filing under Sections 13(d) or 14(d) of the Exchange Act with respect to the Company, the Committee may, in its sole discretion, without obtaining shareholder approval, take any one or more of the following actions with respect to all Eligible Persons and Participants:

         (i) Accelerate the vesting dates of any outstanding Appreciation Rights or Options, accelerate the vesting dates of outstanding Restricted Units or Incentive Stock Awards or the performance period of outstanding Performance Units, or make outstanding Performance Units fully payable;

        (ii) Determine that all or any portion of conditions associated with any Incentive Award have been met;

        (iii) Grant a cash bonus award to any of the holders of outstanding Options (other than, in the case of a Participant who is a covered employee, an Option that meets the requirements of Section 162(m));

        (iv) Grant Appreciation Rights to holders of outstanding Options;

        (v) Pay cash to any or all Option holders in exchange for the cancellation of their outstanding Options;

        (vi) Make any other adjustments or amendments to the Plan and outstanding Incentive Awards and substitute new Incentive Awards.

    For purposes of this Section 13(d), the following definitions shall apply:

    (A) A "Change in Control" of the Company shall have occurred when a Person, alone or together with its Affiliates and Associates, becomes the beneficial owner of 20% or more of the general voting power of the Company.

    (B) "Affiliate" and "Associate" shall have the respective meanings ascribed to such terms in Rule 12b-2 of the General Rules and Regulations under the Exchange Act.

    (C) "Person" shall mean an individual, firm, corporation or other entity or any successor to such entity, but "Person" shall not include the Company, any subsidiary of the Company, any employee benefit plan or employee stock plan of the Company, or any Person organized, appointed, established or holding Voting Stock by, for or pursuant to the terms of such a plan or any Person who acquires 20% or more of the general voting power of the Company in a transaction or series of transactions approved prior to such transaction or series of transactions by the Board.

    (D) "Voting Stock" shall mean shares of the Company's capital stock having general voting power, with "voting power" meaning the power under ordinary circumstances (and not merely upon the happening of a contingency) to vote in the election of directors.

14.  GENERAL PROVISIONS.

    (a) Nothing in the Plan or in any instrument executed pursuant to the Plan will confer upon any Participant who is an Employee any right to continue in the employ of the Company or any of its subsidiaries or affect the right of the Company to terminate the employment of such Participant or terminate the consulting or advisory services of any Participant at any time with or without cause.

    (b) No shares of Common Stock will be issued or transferred pursuant to an Incentive Award unless and until all then-applicable requirements imposed by federal and state securities and other laws, rules and regulations and by any regulatory agencies having jurisdiction, and by any stock exchanges upon which the Common Stock may be listed, have been fully met. As a condition precedent to the issuance of shares pursuant to the grant or exercise of an Incentive Award, the Company may require the Participant to take any reasonable action to meet such requirements.

    (c) No Participant and no beneficiary or other person claiming under or through such Participant will have any right, title or interest in or to any shares of Common Stock allocated or reserved under the Plan or subject to any Incentive Award except as to such shares of Common Stock, if any, that have been issued or transferred to such Participant.

    (d) The Company shall have the right to deduct from any settlement, including the delivery or vesting of Incentive Awards, made under the Plan any federal, state or local taxes of any kind required by law to be withheld with respect to such payments or take such other action as may be necessary in the opinion of the Company to satisfy all obligations for the payment of such taxes. With respect to any nonqualified stock Option, the Committee may, in its discretion, permit the Participant to satisfy, in whole or in part, any tax withholding obligation which may arise in connection with the exercise of the nonqualified stock Option by electing to have the Company withhold shares of Common Stock having a Fair Market Value equal to the amount of the tax withholding.

    (e) No Incentive Award and no right under the Plan, contingent or otherwise, will be transferable, assignable or subject to any encumbrances, pledge or charge of any nature except that, under such rules and regulations as the Company may establish pursuant to the terms of the Plan, a beneficiary may be designated with respect to an Incentive Award in the event of death of a Participant. If such beneficiary is the executor or administrator of the estate of the Participant, any rights with respect to such Incentive Award may be transferred to the person or persons or entity (including a trust) entitled thereto.

    (f) The Company may make a loan to a Participant in connection with (i) the exercise of an Option in an amount not to exceed the aggregate exercise price of the Option being exercised and the amount of any federal and state taxes payable in connection with such exercise for the purpose of assisting such optionee to exercise such Option and (ii) an Incentive Stock Award or Performance Unit paid in Common Stock in an amount not to exceed the amount of any federal and state taxes payable upon expiration of any applicable forfeiture provision, performance period or vesting period for the purpose of assisting the holder of the Incentive Stock Award or Performance Unit to enjoy the rights thereunder. Any such loan may be secured by shares of Common Stock or other collateral deemed adequate by the Committee and will comply in all respects with all applicable laws and regulations. The Committee may adopt policies regarding eligibility for such loans, the maximum amounts thereof and any terms and conditions not specified in the Plan upon which such loans will be made. Such loans will bear interest at a rate determined by the Committee.

    (g) The Committee may cancel, with the consent of the Participant, all or a portion of any Option or Appreciation Right granted under the Plan to be conditioned upon the granting to the Participant of a new Option or Appreciation Right for the same or a different number of shares as the Option or Appreciation Right surrendered, or may require such voluntary surrender as a condition to a grant of a new Option or Appreciation Right to such Participant. Subject to the provisions of Section 6(d), such new Option or Appreciation Right shall be exercisable at the price, during the period and in accordance with any other terms or conditions specified by the Committee at the time the new Option or Appreciation Right is granted, all determined in accordance with the provisions of the Plan without regard to the price, period of exercise, or any other terms or conditions of the Option or Appreciation Right surrendered.

    (h) The forms of Options and Appreciation Rights granted under the Plan may contain such other provisions as the Committee may deem advisable.

15.  AMENDMENT AND TERMINATION.

    (a) The Board will have the power, in its discretion, to amend, suspend or terminate the Plan at any time, subject to approval of the shareholders of the Company to the extent necessary for the continued applicability of Rule 16b-3 under the Exchange Act and Section 162(m).

    (b) The Committee may, with the consent of a Participant, make such modifications in the terms and conditions of an Incentive Award agreement as it deems advisable.

    (c) No amendment, suspension or termination of the Plan will, without the consent of the Participant, alter, terminate, impair or adversely affect any right or obligation under any Incentive Award previously granted under the Plan.

    (d) An Appreciation Right or an Option held by a person who was an Employee at the time such Appreciation Right or Option was granted will expire immediately if and when the Participant ceases to be an Employee, except as follows:

         (i) If the employment of an Employee is terminated by the Company other than for cause, for which the Company will be the sole judge, then the Appreciation Rights and Options will expire three months thereafter unless by their terms they expire sooner. During said period, the Appreciation Rights and Options may be exercised in accordance with their terms, but only to the extent exercisable on the date of termination of employment.

        (ii) If the Employee retires at normal retirement age or retires with the consent of the Company at an earlier date or becomes permanently and totally disabled, as determined by the Committee, while employed by the Company, the Appreciation Rights and Options of the Employee will be exercisable and expire in accordance with their terms.

        (iii) If an Employee dies while employed by the Company, the Appreciation Rights and Options of the Employee will become fully exercisable as of the date of death and will expire three years after the date of death unless by their terms they expire sooner. If the Employee dies or becomes permanently and totally disabled as determined by the Committee within the three months referred to in subparagraph (i) above, the Appreciation Rights and Options will become fully exercisable as of the date of death or such permanent disability and will expire, in the case of death, one year after the date of such death. In the case of permanent and total disability such Options and Appreciation Rights will expire in accordance with their terms. If the Employee dies or becomes permanently and totally disabled as determined by the Committee subsequent to the time the Employee retires at normal retirement age or retires with the consent of the Company at an earlier date, the Appreciation Rights and Options will fully vest as of the date of death or permanent and total disability and will expire, in the case of death, one year after the date of death. In the case of permanent and total disability, such Appreciation Rights and Options will expire in accordance with their terms.

    (e) In the event a holder of Incentive Stock Awards, Performance Units or Restricted Units (including any such award designated as a Section 162(m) Award) ceases to be an Employee, all such Incentive Stock Awards, Performance Units or Restricted Units subject to restrictions at the time his or her employment terminates will be returned to the Company unless the Committee determines otherwise except as follows:

         (i) In the event the holder of Incentive Stock Awards or Restricted Units ceases to be an Employee due to death all such Incentive Stock Awards or Restricted Units subject to restrictions at the time his or her employment terminates will no longer be subject to said restrictions.

        (ii) If an Employee retires at normal retirement age or retires with the consent of the Company at an earlier date or becomes permanently and totally disabled as determined by the Committee, all such Incentive Stock Awards, Performance Units and Restricted Units will continue to vest over the applicable vesting or performance period provided that during these periods such Employee does not engage in or assist any business that the Company, in its sole discretion, determines to be in competition with businesses engaged in by the Company.

        (iii) In the event a holder of Performance Units ceases to be an Employee prior to the end of a performance period applicable thereto, the Committee in its sole discretion shall determine whether to make any payment to the Participant in respect of such Performance Unit and the timing of such payment, if any.

    (f) The Committee may in its sole discretion determine, (i) with respect to an Incentive Award, that any Participant who is on leave of absence for any reason will be considered as still in the employ of the Company, provided that rights to such Incentive Award during a leave of absence will be limited to the extent to which such right was earned or vested at the commencement of such leave of absence, or (ii) with respect to any Appreciation Rights and Options of any Employee who is retiring at normal retirement age or with the consent of the Company at an earlier age, or of an Employee who becomes permanently and totally disabled as determined by the Committee that the Appreciation Rights and/or Options of such Employee will accelerate and become fully exercisable on a date specified by the Committee which is not later than the effective date of such Employee's retirement or on a date specified by the Committee which is not later than the date that the Employee becomes permanently and totally disabled as determined by the Committee.

16.  EFFECTIVE DATE OF PLAN AND DURATION OF PLAN.

    This Plan, as amended hereby, will become effective upon adoption by the Board subject to approval by the holders of a majority of the shares which are represented in person or by proxy and entitled to vote on the subject at the 1995 Annual Meeting of Shareholders of the Company. Unless previously terminated, the Plan will terminate on September 27, 2005 except with respect to Incentive Awards then outstanding.

                                                                       EXHIBIT B

                          TENET HEALTHCARE CORPORATION
                       1995 EMPLOYEE STOCK PURCHASE PLAN

                                   ARTICLE I
                            PURPOSE AND COMMENCEMENT

    1.01 PURPOSE. The purpose of the Plan is to provide the employees of the Company and its Subsidiaries with added incentive to continue in their employment and to encourage increased efforts to promote the best interests of the Company by permitting eligible employees to purchase shares of Common Stock of the Company at prices less than the current market price thereof. The Plan is intended to qualify as an employee stock purchase plan under Section 423 of the Code and shall be interpreted and construed in accordance with such purpose.

    1.02 COMMENCEMENT. The Plan shall become effective on such date as may be specified by the Board of Directors, which, absent a resolution of the Board of Directors to the contrary, shall be as set forth in Section 2.01(p) hereof; PROVIDED, HOWEVER, that in no event shall the Plan become effective unless within twelve months of the date of its adoption by the Board of Directors it has been approved by the affirmative vote of a majority of the issued and outstanding shares of Common Stock at a duly called meeting of the shareholders of the Company.

                                   ARTICLE II
                                  DEFINITIONS

    2.01   DEFINITIONS.   As used in  the Plan, the  following terms and phrases
shall have the following meanings:

    (a) "Board of Directors" shall mean the Board of Directors of the Company.

    (b) "Closing Market Price" shall mean (i) if the Common Stock is traded on a national securities exchange, the Closing Market Price shall be the closing price reported by the applicable composite transactions report on the date of any determination or, if the Common Stock is not traded on such date, the closing price so reported on the next following date on which the Common Stock is traded on such exchange, or (ii) if the foregoing provision is inapplicable, the Closing Market Price shall be determined by the Committee in good faith on such basis as it deems appropriate.

    (c) "Code" shall mean the Internal Revenue Code of 1986, as amended.

    (d) "Commencement Date" shall mean the first day of a Plan Quarter.

    (e) "Committee" shall mean the Compensation and Stock Option Committee of the Board of Directors, or such other committee of the Board of Directors designated by the Board of Directors for purposes of administering the Plan.

    (f) "Common Stock" means the common stock of the Company, par value $0.075 per share.

    (g) "Company" shall mean Tenet Healthcare Corporation, a Nevada corporation.

    (h) "Contribution Account" shall mean the account established on behalf of a Participant pursuant to Article IV hereof to which shall be credited his or her Participant Contributions.

    (i) "Contribution Rate" shall be a percentage of a Participant's Covered Compensation during each payroll period designated by each Participant to be contributed by regular payroll deductions to his or her Contribution Account as set forth in Section 3.03 hereof.

    (j)  "Covered Compensation" shall mean:

         (i) The entire amount paid to an Employee by a Sponsoring Employer for the performance of duties including salaries, wages paid on an hourly or other time basis, commissions and cash bonuses, but shall not include Christmas gifts, insurance premiums and other imputed income, pensions, retirement benefits, stock bonuses, stock options, stock appreciation rights, prizes or awards (such terms to include, but not be limited to, amounts redeemed by an Employee from rideshare points, either in cash or in merchandise purchased by the Employee with such points) or, in the case of an Employee working outside of the United States, amounts in excess of the Employee's base pay intended to reimburse the Employee for the higher cost of living outside of the United States, such as foreign service premiums or hardship allowances;

        (ii) The entire amount paid to an Employee by a Sponsoring Employer on account of a period of time during which no duties are performed, including salaries, wages paid on an hourly or other time basis, commissions, cash bonuses and salary or wage continuation paid during vacation, holiday, illness, layoff, jury duty, military duty or leave of absence, but shall not include (A) any payments made or due under a plan maintained solely for the purpose of complying with workmen's compensation or unemployment compensation or disability insurance laws, (B) any payment which solely reimburses the Employee for expenses incurred by the Employee, (C) any payments made to the Employee as severance pay, or (D) imputed income; and

        (iii) For purposes of Subparagraphs (i) and (ii) above, "Covered Compensation" for any Plan Quarter shall also include amounts described in Subparagraph (i) and (ii) which are deferred by a Participant under the Tenet Healthcare Corporation Retirement Savings Plan, as amended, in accordance with Section 401(k) of the Code or under a "cafeteria plan" maintained by the Company or a subsidiary in accordance with Section 125 of the Code.

    (k) "Employee" shall mean each employee of a Sponsoring Employer whose customary employment is at least twenty (20) hours a week and more than six months in a calendar year. For purposes of the Plan, "employment" shall be determined in accordance with the provisions of Section 1.421-7(h) of the Treasury Regulations (or any successor regulations).

    (l) "Participant" shall mean any Employee of a Sponsoring Employer who has met the conditions and provisions for becoming a Participant set forth in
Article III hereof.

    (m) "Participant Contributions" shall be the aggregate dollars actually contributed by each Participant to his or her Contribution Account.

    (n) "Permanent Disability" shall mean an illness, injury or other physical or mental condition continuing for at least 180 consecutive days which results in an Employee's inability to provide in all material respects the duties theretofore performed in his or her capacity as an Employee of a Sponsoring Employer.

    (o) "Plan" shall mean the 1995 Employee Stock Purchase Plan as set forth herein, as it may be amended from time to time.

    (p) "Plan Quarter" shall mean each calendar quarter. The first Plan Quarter shall be the Plan Quarter commencing on January 1, 1996 and ending on March 31, 1996, or such later Plan Quarter as may be determined by the Committee.

    (q) "Purchase Date" shall mean the last business day of a Plan Quarter on which the Common Stock publicly trades.

    (r) "Purchase Price" shall mean the purchase price for a share of Common Stock to be paid by a Participant on a Purchase Date, as determined under
Section 4.02 hereof.

    (s) "Request for Participation" shall mean such form as shall be approved by the Committee for distribution to Employees in connection with participation in the Plan.

    (t) "Sponsoring Employers" shall mean the Company and each Subsidiary that has been designated by the Committee as a Sponsoring Employer under the Plan.

    (u) "Subsidiary" shall mean a subsidiary of the Company which is treated as a subsidiary corporation under Section 424(f) of the Code.

                                  ARTICLE III
                         ELIGIBILITY AND PARTICIPATION

    3.01 ELIGIBILITY. Each Employee shall become eligible to be a Participant of the Plan and may participate therein as of the Commencement Date of a Plan Quarter if such Employee has been an Employee for at least six months prior to such Commencement Date.

    3.02 LIMITATIONS. Notwithstanding anything to the contrary contained in the Plan, no right to purchase Common Stock shall accrue under the Plan in favor of any person who is not an Employee eligible to participate in the Plan under
Section 3.01 hereof, and no Employee shall acquire the right to purchase shares of Common Stock (i) if immediately after receiving such right to purchase Common Stock, such Employee would own 5% or more of the total combined voting power or value of all classes of stock of the Company or any Subsidiary, taking into account in determining stock ownership any stock attributable to such Employee under Section 424(d) of the Code, (ii) which would permit such Employee's right to purchase stock under all employee stock purchase plans (to which Section 423 of the Code applies) of the Company and its Subsidiaries, as those plans are in effect from time to time, to accrue at a rate which exceeds $25,000 of fair market value of such stock (as determined as each Commencement Date) for each calendar year, all as specified in the manner provided by Section 423(b)(8) of the Code, or (iii) which would permit such Employee the right to purchase more than 4,000 shares (or such other number as may be determined in advance for any Purchase Period by the Committee) of Common Stock in any Purchase Period.

    3.03  PARTICIPATION.

    (a) Each Employee eligible to be a Participant and participate in the Plan shall be furnished a summary of the Plan and a Request for Participation by such Employee's Sponsoring Employer. If an Employee elects to participate hereunder, such Employee shall complete such form and file it with his or her Sponsoring Employer not later than 15 days prior to a Commencement Date of a Plan Quarter. The completed Request for Participation shall indicate the Participant Contribution Rate authorized by the Participant. If any Employee does not elect to participate in the Plan during any given Plan Quarter, such Employee may elect to participate on any future Commencement Date so long as he or she continues to be an eligible Employee.

    (b) On his or her Request for Participation, an Employee must authorize his or her Sponsoring Employer to deduct through a payroll deduction the amount of such Employee's Participant Contribution. The payroll deduction specified in a Request for Participation for each payroll period shall be at a Participant Contribution Rate no less than 1% and no more than 10% of such Employee's Covered Compensation during such payroll period paid to him or her by his or her Sponsoring Employer. Such deductions shall begin as of the first pay period ending after the Commencement Date of a Plan Quarter. Participant Contributions will not be permitted to begin at any time other than immediately after the Commencement Date of a Plan Quarter. No interest shall accrue to Participants on any amounts withheld under the Plan, unless and until the Committee shall approve such accrual of interest on terms that it shall specify and apply on a uniform basis as to all Participants.

    (c) The Participant's Contribution Rate, once established, shall remain in effect for all Plan Quarters unless changed by the Participant in writing delivered to such Participant's Sponsoring Employer and filed with such Sponsoring Employer at least 15 days prior to the Commencement Date of the next Plan Quarter. A Participant's Contribution Rate for a Plan Quarter may not be increased, decreased or otherwise modified at any time during the 15-day period prior to the Commencement Date of such Plan Quarter.

    (d)  A  Participant  may  notify  his or  her  Sponsoring  Employer  of such
Participant's desire to discontinue his or her Participant Contributions by delivering to his or her Sponsoring Employer written notice on such forms as may be provided by the Company or such Participant's Sponsoring Employer at least 15 days prior to the Purchase Date of the relevant Plan Quarter. Upon such request, there shall be refunded to such Participant as soon as practicable the entire cash balance in his or her Contribution Account. If a Participant determines to discontinue his or her Participant Contributions pursuant to this Section 3.05(d), (i) such Participant shall be terminated from the Plan effective upon the date of receipt of such Participant's notice to his or her Sponsoring Employer and (ii) such Participant shall not be permitted to be a Participant in the Plan for the remainder of the calendar year in which such notice is received; provided, however, that, in addition to the foregoing, if such Participant is a person subject to the reporting requirements of Section 16 of the Securities Exchange Act of 1934, as amended, such Participant must wait at least six months before being permitted once again to participate in the Plan. In the event that a Participant's payroll deductions are prevented by legal process, the Participant will be deemed to have terminated from the Plan.

    (e) By enrolling in the Plan, each Participant will be deemed to have authorized the establishment of a brokerage account in his or her name at a securities brokerage firm or other financial institution, if approved by the Committee in its discretion.

    3.04 TERMINATION OF EMPLOYMENT. Any Participant (i) whose employment by a Sponsoring Employer is terminated for any reason (except death, retirement or Permanent Disability) or (ii) who shall cease to be an Employee under the Plan, in either case during a Plan Quarter, shall cease being a Participant as of the date of such termination of employment. Upon such termination of employment, there shall be refunded to such Participant as soon as practicable the entire cash balance in such Participant's Contribution Account.

    3.05  DEATH, RETIREMENT OR PERMANENT DISABILITY

    (a) If a Participant shall die during a Plan Quarter, no further Participant Contributions on behalf of the deceased Participant shall be made. The executor or administrator of the deceased Participant's estate may elect to withdraw the balance in said Participant's Contribution Account by notifying the deceased Participant's Sponsoring Employer in writing at least 15 days prior to the Purchase Date in respect of such Plan Quarter. In the event no election to withdraw has been made, the balance accumulated in the deceased Participant's Contribution Account shall be used to purchase shares of Common Stock in accordance with Article IV hereof.

    (b) If, during a Plan Quarter, a Participant shall (i) retire or (ii) incur a Permanent Disability, no further contributions on behalf of the retired or disabled Participant shall be made. A retired or disabled Participant may elect to withdraw the balance in his or her Contribution Account by notifying the Sponsoring Employer in writing at least 15 days prior to the last day of the Plan Quarter. In the event no election to withdraw has been made, the balance accumulated in the retired or disabled Participant's Contribution Account shall be used to purchase shares of Common Stock in accordance with Article IV hereof. In the event a retired or disabled Participant shall die during the Plan Quarter of such Participant's retirement or disability and such Participant shall not have notified his or her Sponsoring Employer of his or her desire to withdraw his or her Contribution Account, the executor or administrator of such Participant's estate shall have all the rights provided pursuant to Section 3.05(a) hereof.

                                   ARTICLE IV
                            PURCHASE OF COMMON STOCK

    4.01  PURCHASE OF COMMON STOCK.

    (a) On each Purchase Date, each Participant's Contribution Account shall be used to purchase the maximum number of whole shares of Common Stock determined by dividing (i) the Participant's Contribution Account as of such Purchase Date by (ii) the Purchase Price in respect of such Plan

Quarter. Any amounts remaining in a Participant's Contribution Account after such Participant's purchase of Common Stock in respect of a Plan Quarter (representing amounts which would purchase only fractional shares) will remain in such Participant's Contribution Account to be used in the next Plan Quarter along with new Participant Contributions in such succeeding Plan Quarter.

    (b) If, in any Plan Quarter, the total number of shares of Common Stock to be purchased pursuant to the Plan by all Participants exceeds the number of shares authorized under the Plan, then each Participant shall purchase his or her pro rata portion of the shares of Common Stock remaining available under the Plan based on the balances in each Participant's Contribution Account as of the Purchase Date in respect of such Plan Quarter; PROVIDED, HOWEVER, that, in no event, shall any fractional shares of Common Stock be issued pursuant to the Plan or this Section 4.01(b) hereof.

    (c) Any cash dividends paid with respect to shares of Common Stock held for the account of a Participant shall be, as determined by the Committee on a uniform basis as to all Participants, either (i) distributed to the Participant or (ii) credited to the Participant's Contribution Account and used, in the same manner as payroll deductions, to purchase additional shares of Common Stock under the Plan on the next Purchase Date (subject to the limitations of Section
3.02 hereof).

    4.02 PURCHASE PRICE. For each Plan Quarter, the Purchase Price per share of Common Stock purchased pursuant to the Plan shall be the lesser of (a) 85% of the Closing Market Price on the Commencement Date of such Plan Quarter, and (b) 85% of the Closing Market Price on the Purchase Date of such Plan Quarter.

    4.03  NOTICE OF PURCHASE, STOCK CERTIFICATES, VOTING RIGHTS.

    (a) After the Purchase Date in respect of each Plan Quarter, a report will be made by the Company to each Participant stating the entries made to his or her Contribution Account, the number of shares of Common Stock purchased and the applicable Purchase Price.

    (b) Evidence of shares of Common Stock purchased under the Plan shall be maintained under the Plan for the account of each Participant and registered in the manner determined by the Committee. Certificates for the number of whole shares credited to a Participant's account under the Plan will be issued to a Participant at any time promptly upon written request to the Company; PROVIDED, HOWEVER, that the Company may, at its election, issue such certificates at such time or times as the Committee deems appropriate, including, without limitation, following an Employee's termination of employment with a Sponsoring Employer.

    (c) Shares of Common Stock held under the Plan for the account of each Participant shall be voted by the holder of record of such shares in accordance with the Participant's instructions.

    4.04 NOTIFICATION OF DISPOSITION OF STOCK. If a Participant or former Participant disposes of a share of Common Stock purchased under the Plan prior to two (2) years after the Commencement Date of the Plan Quarter during which such share was purchased, then such Participant or former Participant shall notify his or her Sponsoring Employer immediately of such disposition in writing.

                                   ARTICLE V
                            MISCELLANEOUS PROVISIONS

    5.01  SHARES SUBJECT TO PLAN; ADJUSTMENTS.

    (a) The maximum number of shares of Common Stock which may be purchased under the Plan is 2,000,000, subject, however, to adjustment as hereinafter set forth. The shares of Common Stock to be purchased under the Plan will be made available, at the discretion of the Board of Directors or the Committee, either from authorized but unissued shares of Common Stock or from previously issued shares of Common Stock reacquired by the Company, including shares purchased on the open market.

    (b) If the outstanding shares of Common Stock of the Company are increased, decreased, or exchanged for a different number or kind of shares or other securities, or if additional shares or new or different shares or other securities are distributed with respect to such shares of Common Stock or other securities, through merger, consolidation, spin off, sale of all or substantially all the property of the Company, reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split or other distribution with respect to such shares of Common Stock, or other securities, an appropriate and proportionate adjustment may be made in the maximum number and kind of shares provided in Section 5.01(a) hereof, subject in the case of certain corporate reorganizations to the requirements of Section 424(a) of the Code.

    5.02  ADMINISTRATION OF THE PLAN.

    (a) Pursuant to the direction of the Board of Directors, the Committee shall be responsible for the administration of the Plan. The Committee shall have the discretionary authority to interpret the Plan and determine all questions arising in the administration, application and operation of the Plan, including all questions of fact and all questions of interpretation of the provisions of the Plan. All such determinations by the Committee shall be conclusive and binding on all persons. The Committee, from time to time, may adopt, amend and rescind rules and regulations not inconsistent with the Plan for carrying out the Plan, and may approve the forms of any documents or writings provided for in the Plan. The Committee shall have full discretionary authority to delegate ministerial functions of the Plan to employees of the Company. No member of the Board of Directors or the Committee shall be liable for any action, determination or omission taken or made in good faith with respect to the Plan or any right granted hereunder.

    (b) The Committee may in its discretion engage a bank trust department, securities brokerage firm or other financial institution as agent to perform custodial and record-keeping functions for the Plan, such as holding record title to the Participants' stock certificates, maintaining an individual investment account for each Participant and providing periodic account status reports to Participants.

    (c) The Committee shall have the authority to adopt and enforce such special rules and restrictions under the Plan to be applicable to Participants who are subject to Section 16 of the Securities Exchange Act of 1934, as amended as the Committee shall deem are necessary or appropriate to exempt certain Plan transactions from the requirements of such Section 16.

    (d) The Company shall bear the cost of administering the Plan, including any fees, costs and expenses relating to the purchase of shares of Common Stock under the Plan. Notwithstanding the foregoing, Participants will be responsible for all fees, costs and expenses incurred in connection with the disposition of shares of Common Stock purchased under the Plan.

    5.03  TERMINATION AND AMENDMENT OF THE PLAN.

    (a) The Company may, by action of the Board of Directors, terminate the Plan at any time and for any reason. The Plan shall automatically terminate upon the purchase by Participants of all shares of Common Stock subject to the Plan under
Section 5.01 hereof, unless such number of shares shall be increased by the Board of Directors and such increase shall be approved by the shareholders of the Company. Upon termination of the Plan, as soon as practicable there shall be refunded to each Participant the entire cash balance in his or her Contribution Account, and there shall be forwarded to the Participants certificates for all shares of Common Stock held under the Plan for the account of Participants.

    (b) The Board of Directors reserves the right to modify, alter or amend the Plan at any time and from time to time to any extent that it may deem advisable, including, without limiting the generality of the foregoing, any amendment deemed necessary to ensure compliance of the Plan with Section 423 of the Code. Notwithstanding the foregoing, no amendment of the Plan shall operate to reduce any amounts previously allocated to a Participant's Contribution Account nor to reduce a Participant's rights with respect to shares of Common Stock previously purchased and held on his or behalf under the Plan. The Board of Directors may suspend operation of the Plan for any period as it may deem advisable.

    5.04 GOVERNING LAW; COMPLIANCE WITH LAW. The Plan shall be construed in accordance with the laws of the State of Nevada. The Company's obligation to sell and deliver shares of Common Stock hereunder shall be subject to all applicable federal and state laws, rules and regulations and to such approvals by any regulatory or governmental agency as may, in the opinion of counsel for the Company, be required. The Company may make such provisions as it may deem appropriate for the withholding of any taxes or payment of any taxes which it determines it may be required to withhold or pay in connection with a Participant's participation in the Plan.

    5.05 NO ASSIGNMENT. The purchase rights granted hereunder are not assignable or transferable by the Participants, other than by will or the laws of descent and distribution, and are exercisable during the Participant's lifetime only by the Participant. Any attempted assignment, transfer or alienation not in compliance with the terms of the Plan shall be null and void for all purposes and respects.

    5.06 NO CONTRACT OF EMPLOYMENT. The Plan will not be deemed to constitute a contract between a Sponsoring Employer and any Participant or to be a consideration or an inducement for the employment of any Participant or Employee. Nothing contained in the Plan shall be deemed to give any Participant or Employee the right to be retained in the service of a Sponsoring Employer or to interfere with the right of a Sponsoring Employer to discharge any Participant or Employee at any time regardless of the effect which such discharge shall have upon him or her as a Participant of the Plan.

    5.07  NO RIGHTS AS STOCKHOLDER.   No eligible Employee or Participant  shall
by reason of participation in the Plan have any rights of a stockholder of the Company until he or she acquires shares of Common Stock as herein provided.

1. Election of the following      FOR all nominees / /     WITHHOLD AUTHORITY to vote     / /     *EXCEPTIONS / /
   nominees as Directors          listed below             for all nominees listed below


Nominees: Maurice J. DeWald, Edward Egbert, Raymond A. Hay and Thomas J.
          Pritzker.
(INSTRUCTIONS: To withhold authority to vote for any nominee(s), mark the "Exceptions" box above and write that (those) nominee's name(s) in the space provided below.)

*Exceptions ________________________________________________________________

                                                           FOR     AGAINST     ABSTAIN

2. Proposal to approve the 1995 Stock Incentive Plan.      / /       / /         / /

3. Proposal to approve the 1995 Employee Stock
   Purchase Plan.                                          / /       / /         / /

4. Proposal to ratify the selection of KPMG Peat
   Marwick LLP as independent auditors for the fiscal      / /       / /         / /       CHANGE OF ADDRESS AND/OR   / /
   year ending May 31, 1996.                                                               COMMENTS MARK HERE


                             Please mark, date and sign, as your name(s) appear(s) to the left and return in the enclosed envelope. If acting as an executor, administrator, trustee, guardian, etc., you should so indicate when signing. If the signer is a corporation, please sign the full corporate name, by duly authorized officer. If shares are held jointly, each shareholder named should sign.

                             Date:____________________________________, 1995

                             _______________________________________________
                                              Signature

                             _______________________________________________
                                              Signature

                             VOTES MUST BE INDICATED (X) IN BLACK OR BLUE INK.

PLEASE COMPLETE, SIGN, DATE AND RETURN THIS PROXY CARD
PROMPTLY USING THE ENCLOSED ENVELOPE.

                         TENET HEALTHCARE CORPORATION

               PROXY -- SOLICITED BY THE BOARD OF DIRECTORS

   The undersigned hereby appoints Jeffrey C. Barbakow, Michael H. Focht, Sr. and Scott M. Brown, and each of them, proxies of the undersigned, with power of substitution, to represent the undersigned and to vote all shares of Tenet Healthcare Corporation that the undersigned would be entitled to vote at the Annual Meeting of Shareholders to be held on September 27, 1995, and any adjournments thereof, on the items set forth on the reverse hereof and on such other business as properly may come before the meeting.

   THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED BY THE SHAREHOLDER. IF NO DIRECTION IS GIVEN WHEN THE DULY AUTHORIZED PROXY IS RETURNED, SUCH SHARES WILL BE VOTED "FOR ALL NOMINEES" IN ITEM 1 AND "FOR" ITEMS 2, 3 AND 4.

   THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR ALL NOMINEES" IN ITEM 1 AND "FOR" ITEMS 2, 3 AND 4.

                             (Please sign on reverse side and return promptly.)

                             TENET HEALTHCARE CORPORATION
                             P.O. BOX 11336
                             NEW YORK, N.Y. 10203-0336